UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JBG SMITH PROPERTIES

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Message from Chief Executive Officer

March 13, 2024

Dear Shareholder:

You are cordially invited to the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of JBG SMITH Properties to be held on Thursday, April 25, 2024 at 8:30 a.m., EDT. This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually, vote your shares and submit questions during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/JBGS2024.

At the Annual Meeting, shareholders will be asked to (i) elect 10 trustees to our Board of Trustees, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement (“Say-on-Pay”), (iii) vote, on a non-binding advisory basis, on whether the Say-on-Pay vote should occur every one, two, or three years, (iv) approve an amendment to the Company's 2017 Omnibus Share Plan, as amended, to increase the number of common shares available for issuance under the plan, (v) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, and (vi) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The accompanying Notice of Annual Meeting and Proxy Statement describe these matters.

Our Board of Trustees appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by submitting your proxy. If you do attend the Annual Meeting, you may revoke your proxy by electronically voting during the Annual Meeting.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, instead of mailing printed copies of those materials to each shareholder, our proxy materials are available at www.proxyvote.com. We anticipate sending a Notice of Internet Availability of Proxy Materials to our shareholders on or about March 13, 2024 that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.

Sincerely, W. Matthew Kelly Chief Executive Officer

1	JBG SMITH PROPERTIES

Notice of 2024 Annual Meeting of Shareholders

To be held on April 25, 2024

To the Shareholders of JBG SMITH Properties:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of JBG SMITH Properties, a Maryland real estate investment trust (the “Company”), will be held in a virtual meeting format at

www.virtualshareholdermeeting.com/JBGS2024 on Thursday, April 25, 2024 at 8:30 a.m., EDT, for the following purposes:

1. To elect 10 trustees to the Board of Trustees to serve until the 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualify;
2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement (“Say-on-Pay”);
3. To vote, on a non-binding advisory basis, on whether the Say-on-Pay vote should occur every one, two, or three years ("Say-on-Frequency");
4. To approve an amendment to the Company's 2017 Omnibus Share Plan, as amended, to increase the number of common shares available for issuance under the plan;
5. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
6. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Company’s Proxy Statement accompanying this Notice.

The Company knows of no other matters to come before the Annual Meeting. Only holders of record of the Company’s common shares at the close of business on February 26, 2024 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

Regardless of the number of shares you hold, your role as a shareholder is very important, and the Board of Trustees strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, the Company’s Proxy Statement and 2023 Annual Report to Shareholders are available online at www.proxyvote.com.

By Order of the Board of Trustees,

Steven A. Museles
Chief Legal Officer and Corporate Secretary
March 13, 2024
Bethesda, Maryland

Whether or not you plan to attend the Annual Meeting, you are urged to vote by internet, by telephone, or by mail by completing, dating and signing the accompanying proxy card and returning it promptly in the postage-paid envelope provided. If you attend the Annual Meeting, you may revoke your proxy by electronically voting during the Annual Meeting.

2024 PROXY STATEMENT	2

Proxy Statement			4
Questions and Answers about the Annual Meeting			8
PROPOSAL 1	Election of Trustees		13
Nominees for Election as Trustees	13	Vote Required and Recommendation	18
PROPOSAL 2	Advisory Vote on Executive Compensation		19
Vote Required and Recommendation	19
PROPOSAL 3	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation		20
Vote Required and Recommendation	20
PROPOSAL 4	Amendment to the Omnibus Plan to Increase the Number of Common Shares Available for Issuance Under the Plan		21
Vote Required and Recommendation	26
PROPOSAL 5	Ratification of the Appointment of Independent Registered Public Accounting Firm		27
Vote Required and Recommendation	27	Pre-Approval Policies and Procedures	28
Principal Accountant Fees and Services	28
Audit Committee Report			29
Corporate Governance and Board Matters			30
Corporate Governance Profile	30	Board Oversight of Risk Management	41
Corporate Responsibility and Sustainability	33	Corporate Governance Guidelines	42
Board Leadership Structure	37	Code of Business Conduct and Ethics	42
Executive Sessions	37	Compensation of Trustees	42
Attendance of Trustees at 2023 Board and Committee Meetings and Annual Meeting of Shareholders	37	Company Policies	45
Committees of the Board	38	Communications with the Board	45
Trustee Nominee Selection Process	40	Compensation Committee Interlocks and Insider Participation	46
Executive Officers			47
Biographies	47
Compensation Discussion and Analysis			49
Executive Summary	49	Role of the Compensation Consultant	54
Executive Compensation Philosophy and Objectives	51	Use of Comparative Market Data	54
Advisory Vote on Executive Compensation	52	Elements of Executive Compensation Program	56
Annual Cash Incentive Program	52	Other Benefits and Policies	68
Role of the Compensation Committee and Management	54	Employment Agreements	68
		Tax and Accounting Considerations	68
Compensation Committee Report			70
Compensation of Executive Officers			71
Summary Compensation Table	71	Deferred Compensation	78
Grants of Plan-Based Awards in 2023	72	Potential Payments upon Termination or Change in Control	78
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	73	Equity Compensation Plan Information	83
Outstanding Equity Awards at Fiscal Year-End December 31, 2023	76	CEO Pay Ratio	84
2023 Option Exercises and Shares Vested	78	Pay Versus Performance Tables	84
Employee Retirement Plan	78
Security Ownership of Certain Beneficial Owners and Management			88
Security Ownership of Trustees and Executive Officers	88	Security Ownership of Certain Beneficial Owners	88
Certain Relationships and Related Party Transactions			91
Miscellaneous			92
Other Matters to Come Before the Annual Meeting	92	Householding of Proxy Materials	92
Shareholder Proposals and Nominations for the 2025 Annual Meeting	92
Important Notice Regarding The Availability of Proxy Materials for The Shareholder Meeting to Be Held on April 25, 2024			93
Annex A - Amendment No 4. to the JBG SMITH Properties 2017 Omnibus Share Plan			94

3	JBG SMITH PROPERTIES

Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement will first be made available to shareholders on or about March 13, 2024.

Annual Meeting of Shareholders

DATE AND TIME April 25, 2024 at 8:30 a.m. (EDT)	LOCATION You can virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/ JBGS2024.	RECORD DATE February 26, 2024 Number of Common Shares Outstanding and Eligible to Vote at the Meeting as of February 26, 2024: 91,682,472

Voting Matters

Shareholders are being asked to vote on the following matters at the Annual Meeting:

Proposals		Board Recommendation
1.	Election of 10 Trustees (page 13)	FOR each nominee
2.	Say-on-Pay: Advisory Vote on Executive Compensation (page 19)	FOR
3.	Say-on-Frequency: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation (page 20)	1 YEAR
4.	Amendment to the 2017 Omnibus Share Plan to Increase the Number of Common Shares Available for Issuance under the Plan (page 21)	FOR
5.	Ratification of the Appointment of Deloitte & Touche LLP for 2024 (page 27)	FOR

Our Business

The Company

JBG SMITH owns, operates, invests in, and develops mixed-use properties in high-growth and high barrier-to-entry submarkets in and around Washington, DC, most notably National Landing. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Approximately 75.0% of JBG SMITH’s holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon’s new headquarters; Virginia Tech’s under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of 5G digital infrastructure. JBG SMITH’s dynamic portfolio currently comprises 14.2 million square feet of high- growth office, multifamily, and retail assets at share, 99% of which are Metro-served. It also maintains a development pipeline encompassing 8.8 million square feet of mixed-use, primarily multifamily, development opportunities. JBG SMITH is committed to the operation and development of green, smart, and healthy buildings and plans to maintain carbon neutral operations annually.

2024 PROXY STATEMENT	4

2023 Business Performance Highlights

Our significant accomplishments in 2023 include:

Our significant accomplishments in 2023 include:

Announced Monumental Sports & Entertainment’s planned relocation to National Landing. We plan to develop a new arena for the Washington Wizards and Capitals in the Potomac Yard section of National Landing in addition to a global corporate headquarters for Monumental, Monumental’s Sports Network media studio, the Wizards practice facility, a performing arts venue and an expanded e-sports facility adjacent to the Virginia Tech Innovation Campus, the recently delivered Potomac Yard-VT Metro Station, and approximately 8.1 million square feet of future development opportunities, of which we own approximately 1.5 million square feet and serve as master developer for the remainder. The planned development is subject to definitive documentation and applicable governmental approvals.

Achieved strong operating performance despite macroeconomic headwinds: multifamily portfolio occupancy increased by 110 basis points year-over-year, ending the year at 94.7%; completed 927,000 square feet of office leases with a weighted average lease term of 5.5 years; and continued to see consistent demand for office space in National Landing from defense and technology industries (90.3% of leases (on a square footage basis) executed in 2023 were with defense and technology tenants).

Continued as a market leader in sustainability and housing affordability:

●
United States Green Building Council Leadership award for Organizational Excellence
●
5-star ranking in the GRESB Assessment for our operating portfolio and development pipeline, ranking second in our sector as a U.S. Diversified Office/Residential company and first in our sector in the development assessment for U.S. Residential Listed companies
●
Nareit Leader in the Light
●
Invested in 268 affordable housing units through the WHI Impact Pool which has preserved 2,833 affordable housing units across five jurisdictions, satisfying almost 95% of its goal to finance 3,000 units by 2025.

Completed the 2.1 million square foot Metropolitan Park, the first phase of Amazon’s new headquarters in National Landing.

Streamlined business operations amidst transition to majority multifamily and realized total G&A savings of approximately 10%: reorganized teams and internal processes to help scale our multifamily portfolio; and neared completion on 1,583 under-construction multifamily units, furthering our transformation to a majority multifamily company.

Doubled Crystal Drive retail and delivered two critical placemaking projects in National Landing: Water Park, a 1.6-acre dining destination comprising 11 different food and drink concepts; and Surreal, a unique indoor/outdoor dining concept by Michelin-rated chef Enrique Limardo of Seven Restaurant Group.

Addressed over $1.0 billion in debt in challenging market conditions: recast our $750 million revolving credit facility with a fully extended maturity date of June 2028; and addressed $398 million of debt maturing in 2023. As of year-end our weighted average debt maturity stands at 3.7 years, after adjusting for by-right extension options.

Completed $444.1 million of dispositions at attractive valuations and a weighted average capitalization rate of 5.1% (5.8% on income-producing assets and $46 per square foot on over 1.0 million square feet of land).

5	JBG SMITH PROPERTIES

Executive Compensation

Our executive compensation program emphasizes performance over the long term by focusing on three important goals:

Alignment with shareholder interests by requiring significant share ownership, tying substantial portions of pay to performance and paying a majority of compensation in equity subject to performance and multi-year vesting periods;

Attracting and retaining the highest caliber executives who possess the skills to continue to grow and manage our business successfully; and

Motivating our executives to achieve corporate and individual objectives.

Annual Executive Compensation Elements and Objectives

Total Compensation		Pay Element	Objectives
		Base Salary	To provide competitive fixed pay at a level that fairly rewards executives for their value to the organization in successfully performing their respective roles

Fixed Component

Annual Incentive Cash Bonus

To incentivize management to achieve the Company’s strategic and financial goals for the fiscal year, based on quantitative metrics established by the Compensation Committee at the beginning of the year

	Performance- Based Component	Annual Time-Based Equity Incentive	To align recipients with shareholders, and retain and motivate executives to create long-term shareholder value

		Annual Performance- Based Equity Incentive	To enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding executives for TSR performance in excess of predetermined absolute and relative hurdles

2024 PROXY STATEMENT	6

2023 Executive Target Pay Mix

As described in the section titled “Elements of Executive Compensation Program” below, W. Matthew Kelly and George L. Xanders each elected to receive 100% of their 2023 cash bonuses in the form of equity awards.

2023 Actual Executive Pay Mix Before and After Cash Bonus Equity Election	2023 Annual Performance- Based Equity Structure
Before Cash Bonus Equity Election

After Cash Bonus Equity Election

7	JBG SMITH PROPERTIES

Corporate Governance Highlights

Our corporate governance is structured in a manner that the Board of Trustees (the “Board”) believes closely aligns the Company’s interests with those of our shareholders.

Our Board and its Corporate Governance and Nominating Committee remain attentive to and consider proposed corporate governance changes with two overarching principles in mind: that (i) governance of a public company by the majority of its shareholders is fair, and (ii) the Company should align itself with the governance practices of corporate America generally, not just REITs.

Notable features of our corporate governance structure include the following:

SHAREHOLDER ALIGNMENT

✔	Annual election of Trustees
✔	Majority voting standard in uncontested Trustee elections, with mandatory resignation policy for Trustees who do not receive the required number of votes for election
✔	Shareholder proxy access
✔	9 out of 10 current Trustees are independent
✔	Share ownership requirements for executive officers and Trustees
✔	Policy prohibiting hedging or pledging of Company securities by our executive officers, including named executive officers, and hedging by Trustees
✔	No “poison pill”
✔	Shareholders may amend the bylaws by a majority vote of shares entitled to be cast
✔	“Clawback” policy for performance-based compensation
✔	Diversity of skills, experience, age, gender, and background of Trustees
✔	Shareholders may call a special meeting of shareholders if a specified voting threshold is met — a majority of shares entitled to be cast on the matter
✔	The Company has opted out of the Maryland Unsolicited Takeovers Act
✔	The Company has opted out of the Maryland Business Corporation Act

Questions and Answers about the Annual Meeting

Why am I receiving this Proxy Statement?

This Proxy Statement is furnished by the Board in connection with the Board’s solicitation of proxies for the 2024 Annual Meeting of Shareholders of JBG SMITH Properties (the “Annual Meeting”) to be held in a virtual meeting format at www.virtualshareholdermeeting.com/JBGS2024 on Thursday, April 25, 2024 at 8:30 a.m., EDT, and at any adjournments or postponements thereof. This Proxy Statement will first be made available to shareholders on or about March 13, 2024.

We maintain a website at www.jbgsmith.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.

Unless the context requires otherwise, references in this Proxy Statement to “JBG SMITH,” “we,” “our,” “us” and the “Company” refer to JBG SMITH Properties, a Maryland real estate investment trust that has elected to qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes (a “REIT”), together with its consolidated subsidiaries.

2024 PROXY STATEMENT	8

Why did I not automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our shareholders that provides instructions on how to access our proxy materials on the Internet. Shareholders may follow the instructions in the Proxy Notice to elect to receive future proxy materials in print by mail or electronically by email.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

●	Proposal 1 (Election of Trustees): The election of the 10 trustee nominees to the Board to serve until the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and until their successors have been duly elected and qualify;
●	Proposal 2 (Say-on-Pay): The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say-on-Pay vote”);
●	Proposal 3 (Say-on-Frequency): The vote, on a non-binding advisory basis, on whether the Say-on-Pay vote should occur every one, two or three years (the "Say-on-Frequency vote");
●	Proposal 4 (Amendment to Omnibus Plan): The approval of an amendment to our 2017 Omnibus Share Plan, as amended (the "Omnibus Plan"), to increase the number of common shares available for issuance under the plan; and
●	Proposal 5 (Ratification of the appointment of Deloitte & Touche LLP): The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

Our Board knows of no other matters to be brought before the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

●	Proposal 1 (Election of Trustees): “FOR” each of the Board’s nominees for election as trustees;
●	Proposal 2 (Say-on-Pay): “FOR” the approval, on a non-binding advisory basis, of the compensation of our Company’s named executive officers as disclosed in this Proxy Statement;
●	Proposal 3 (Say-on-Frequency): "1 YEAR" on a non-binding advisory basis, for the frequency of holding the Say-on-Pay vote;
●	Proposal 4 (Omnibus Plan): "FOR" the approval of an amendment to our Omnibus Plan to increase the number of common shares available for issuance under the plan; and
●	Proposal 5 (Ratification of the appointment of Deloitte & Touche LLP): “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

Who is entitled to vote at the Annual Meeting?

The close of business on February 26, 2024 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of our common shares of beneficial interest (“common shares”) as of the close of business on the Record Date, or their duly appointed proxies, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and you must obtain a proxy from your brokerage firm, bank, broker-dealer, trustee or nominee giving you the right to vote the shares at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 91,682,472 common shares.

What are the voting rights of shareholders?

Each common share is entitled to one vote on each matter to be voted. Votes in the election of trustees may not be cumulated.

9	JBG SMITH PROPERTIES

How do I vote?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the shareholder of record with respect to those shares, and the Proxy Notice was sent directly to you by us. If you are a shareholder of record, you may attend the Annual Meeting and vote electronically during the Annual Meeting. If you choose not to attend and vote at the Annual Meeting, you may instruct the proxy holders named in the proxy card how to vote your common shares in one of the following ways until 11:59 P.M. Eastern Time on April 24, 2024:

●	Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided in the Proxy Notice.
●	Vote by telephone. You also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.
●	Vote by regular mail. If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you choose not to attend and vote at the Annual Meeting, you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form for this purpose. Of course, you always may choose to attend the Annual Meeting and vote your shares electronically during the Annual Meeting. If you do attend the Annual Meeting and have already submitted a proxy, you may withdraw your proxy and vote electronically during the Annual Meeting.

How are proxy card votes counted?

Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not given, the proxy will be voted “FOR” each of the 10 trustee nominees, “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, "1 YEAR" for the frequency of the advisory vote on executive compensation, "FOR" the approval of an amendment to our Omnibus Plan to increase the number of common shares available for issuance under the plan; and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and in such manner as the proxy holders named on the proxy (the “Proxy Agents”), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our common shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold our common shares for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on a proposal if it is considered a “routine” matter under the NYSE’s rules. On “non-routine” matters, brokers do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of trustees, the Say-on-Pay, the Say-on-Frequency, and the amendment to our Omnibus Plan proposals each are “non-routine” matters, and brokerage firms may not vote on these matters without instructions from their clients, resulting in broker non- votes. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under NYSE’s rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.

How many votes are needed for the proposals to pass?

For Proposals 1, 2, 4, and 5, you may vote “FOR,” “AGAINST” or “ABSTAIN”. A majority of all votes cast is required to elect each trustee (Proposal 1), to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 2), to approve an amendment to the Omnibus Plan to increase the number of common shares available for issuance under the plan (Proposal 4), and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 5). A majority of all votes cast means that the shares voted “FOR” the proposal must exceed the votes “AGAINST” the proposal, and therefore abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

2024 PROXY STATEMENT	10

For Proposal 3, you may vote "1 YEAR," "2 YEARS" or "3 YEARS". A majority of all votes cast is required to approve, on a non-binding advisory basis, one of the frequency options for the Say-on-Pay vote. A majority of all votes cast means that the votes received in favor of one option exceeds the sum of the votes cast for the other two options. If no frequency option receives a majority of the votes cast, we will consider the frequency option receiving the most votes to be the option approved, on a non-binding advisory basis, by the shareholders. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

What will constitute a quorum at the Annual Meeting?

Holders representing a majority of all votes of our outstanding common shares entitled to be cast at the Annual Meeting must be present, by means of remote communication, at the Annual Meeting or by proxy, for a quorum to exist. If the shares present in person via attendance at the Annual Meeting or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are properly submitted by you or on your behalf will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes also will be counted as present for purposes of determining the presence of a quorum.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. You may revoke your proxy by electronically voting during the Annual Meeting. You may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/JBGS2024 by entering your 16-digit control number and following the instructions. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

Who can attend, vote and ask questions at the Annual Meeting?

Only shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. To enter the Annual Meeting and have the ability to submit questions during the Annual Meeting, shareholders must have their 16-digit control number available, which is provided in the Notice of Internet Availability of Proxy Materials. Only one shareholder per 16-digit control number can access the Annual Meeting. We encourage shareholders to log in to the website and access the Annual Meeting before the Annual Meeting’s start time.

Shareholders may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/JBGS2024 by entering your 16-digit control number and following the instructions.

During the Annual Meeting, we will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

What if I have technical difficulties or trouble accessing the virtual meeting?

A technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. If you are experiencing technical difficulties, please call the technical assistance phone number. We will have technicians ready to assist you.

Will any other matters be voted on?

The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

11	JBG SMITH PROPERTIES

Can I change my vote after I have voted?

You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting electronically during the Annual Meeting. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy.

Who is soliciting proxies for the Annual Meeting and who is paying for such solicitation?

The proxy for the Annual Meeting is being solicited by the Board. We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, certain of our trustees, officers and employees may solicit proxies by telephone, personal contact or other means of communication. They will not receive any additional compensation for these activities. In addition, we will, upon request, reimburse brokers, banks and other persons holding common shares on behalf of beneficial owners for the reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Whom should I call if I have questions or need assistance voting my shares?

Please call Investor Relations at (240) 333-3837 or email kconnolly@jbgsmith.com if you have any questions in connection with voting your shares.

2024 PROXY STATEMENT	12

PROPOSAL 1

Election of Trustees

The Board has set the number of trustees at 10. Our declaration of trust provides that each trustee will be elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until a successor is duly elected and qualifies. There is no cumulative voting in the election of trustees.

Each of the individuals below currently serves on our Board, and each has been recommended by our Corporate Governance and Nominating Committee and nominated by our Board to serve on the Board until our 2025 Annual Meeting and until their respective successors are elected and qualify. Based on its review of the relationships between the trustees and the Company, the Board has determined that all our trustees, except W. Matthew Kelly, our CEO, are independent under applicable SEC and NYSE rules.

The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee, and the Proxy Agents will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.

The Corporate Governance and Nominating Committee has a written policy that includes minimum qualifications that a trustee candidate must possess. In addition, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Corporate Governance and Nominating Committee when evaluating a particular candidate. See “Corporate Governance and Board Matters — Trustee Nominee Selection Process.”

Nominees for Election as Trustees

The table below sets forth the names of each of our trustee nominees, all of whose terms will expire at the 2025 Annual Meeting. For each person, the table lists the age, as well as the current positions and offices with the Company.

Name	Position with the Company	Served as Trustee since	Age as of the Annual Meeting
Phyllis R. Caldwell	Trustee	2021	64
Scott A. Estes	Trustee	2017	53
Alan S. Forman	Trustee	2017	58
Michael J. Glosserman	Trustee	2017	78
W. Matthew Kelly	Trustee, Chief Executive Officer	2017	51
Alisa M. Mall	Trustee	2020	46
Carol A. Melton	Trustee	2017	69
William J. Mulrow	Trustee	2017	68
D. Ellen Shuman	Trustee	2017	69
Robert A. Stewart	Independent Chairman of the Board	2017	62

13	JBG SMITH PROPERTIES

Set forth below is biographical information of each of our trustee nominees.

Phyllis R. Caldwell INDEPENDENT TRUSTEE
Age: 64 Trustee Since: 2021 Committees: Corporate Governance and Nominating Other Current Public Boards: Ocwen Financial Corporation, OneMain Holdings, Inc., Oaktree Specialty Lending Corp

Background

Ms. Caldwell has been a member of our Board since 2021. Ms. Caldwell has served as a director since January 2015 and was Chair of the Board of Directors of Ocwen Financial Corporation (NYSE: OCN) from March 2016 until January 2023. Ms. Caldwell is managing member of Wroxton Civic Ventures, LLC, which provides advisory services on various financial, housing and economic development matters, a position she has held since January 2012. Previously, Ms. Caldwell was Chief, Homeownership Preservation Office at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program, from November 2009 to December 2011. Prior to such time, Ms. Caldwell held various leadership roles during her 11 years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking. Since January 2022, Ms. Caldwell has served as an independent director of Oaktree Specialty Lending Corp (NASDAQ: OCSL), and since June 2021 as an independent director of OneMain Holdings, Inc. (NYSE: OMF). Ms. Caldwell also serves on the boards of non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.

Qualifications

Ms. Caldwell was selected to serve on our Board based on her extensive public company board experience and her deep experience in housing and economic matters.

Scott A. Estes INDEPENDENT TRUSTEE
Age: 53 Trustee Since: 2017 Committees: Audit (Chair) Other Current Public Boards: Essential Properties Realty Trust, American Healthcare REIT, Inc.

Background

Mr. Estes served as the Executive Vice President and Chief Financial Officer of Welltower Inc. (NYSE: HCN), a real estate investment trust focused on healthcare infrastructure from January 2009 through October 2017. Mr. Estes joined Welltower Inc. (NYSE: WELL) in April 2003 from Deutsche Bank Securities, a financial firm, where he served as Senior Equity Analyst and Vice President from January 2000 to April 2003. Since August 2022, Mr. Estes has served as a board member and is the current Chairman of the Audit Committee of American Healthcare REIT, Inc. (NYSE: AHR), a real estate investment trust that owns and manages a diverse portfolio of healthcare real estate assets. Since June 2018, Mr. Estes has served on the Board of Directors of Essential Properties Realty Trust (NYSE: EPRT), a real estate investment trust that acquires, owns and manages primarily single tenant properties, where he serves as Chairman of the Board, Chairman of the Audit Committee, and a member of the Compensation Committee. Mr. Estes received his Bachelor of Arts from the College of William and Mary.

Qualifications

Mr. Estes was selected to serve on our Board based on his financial and business experience as Chief Financial Officer of a large real estate investment trust with responsibilities including oversight of financial reporting, capital raising and allocation, corporate finance and accounting, investor relations, FP&A, tax, legal, internal audit and investment strategy.

2024 PROXY STATEMENT	14

Alan S. Forman INDEPENDENT TRUSTEE
Age: 58 Trustee Since: 2017 Committees: Compensation

Background

Mr. Forman has held advisory positions since May 2022 with KHP Capital Partners and Blue Orchard Capital, where he provides consulting and advisory services to real estate companies. From October 1997 until March 2022, Mr. Forman served as a Director of Investments at the Yale University Investments Office, the team charged with managing the University’s $42 billion endowment fund. Mr. Forman joined the Investments Office in October 1990 as a Senior Financial Analyst, and in October 1992 and October 1994, was promoted to Senior Associate and Associate Director, respectively. Since April 2023, Mr. Forman has served on the Board of Directors of Lirum Therapeutics, a clinical-stage biopharmaceutical company, where he serves on the Nominating, Compensation, and Audit Committees. Mr. Forman previously served on the Board of Directors of Stemline Therapeutics Inc. (NASDAQ: STML), where he was the chair of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committees. Mr. Forman also previously served on the Board of Trustees of Acadia Realty Trust (NYSE: AKR), where he served as Chairman of the Compensation Committee and was a member of the Nominating and Corporate Governance Committee. Mr. Forman also served on the Board of Directors of Kimpton Group Holdings, which was ultimately sold to Intercontinental Hotels Group (NYSE: IHG). He served on the Compensation and Nominating and Governance Committees at Kimpton Group Holdings prior to its sale. Mr. Forman received a Bachelor of Arts from Dartmouth College and a Master of Business Administration from the Stern School of Business at New York University.

Qualifications

Mr. Forman was selected to serve on our Board based on his experience overseeing real estate investments for Yale University’s endowment and, in that capacity, his longstanding investment relationship with the legacy funds formerly organized by The JBG Companies (“JBG”).

Michael J. Glosserman INDEPENDENT TRUSTEE
Age: 78 Trustee Since: 2017 Committees: Audit Other Current Public Boards: CoStar Group, Inc.

Background

Mr. Glosserman worked at JBG from March 1979 until he retired in June 2017, and he served as a Managing Partner and chair of JBG’s Executive Committee from 2008 until June 2017 when he retired. He began his career as a staff attorney with the U.S. Department of Justice in March 1971, before moving into commercial real estate investment and development in various senior positions with the Rouse Company between March 1972 and March 1979. He currently serves on the Board of Directors and on the Audit and Nominating and Corporate Governance Committees of the CoStar Group, Inc. (NASDAQ: CSGP), a provider of information, analytics and marketing services to the commercial real estate industry in the United States and United Kingdom. He received his Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and his Juris Doctor from the University of Texas Law School.

Qualifications

Mr. Glosserman was selected to serve on our Board based on his 51 years of experience in all facets of commercial and residential real estate investment, development, and operations.

15	JBG SMITH PROPERTIES

W. Matthew Kelly CEO/TRUSTEE
Age: 51 Trustee Since: 2017 Committees: None

Background

Mr. Kelly has served as our Chief Executive Officer and a member of the Board since our formation. Mr. Kelly worked at JBG from August 2004 until our formation in 2017 and served as Managing Partner and a member of JBG’s Executive Committee and Investment Committee from 2008 to our formation. Mr. Kelly was responsible for the day-to-day oversight of JBG’s investment strategy and the investment and acquisition activity of the JBG Legacy Funds. Prior to joining JBG, he was co-founder of ODAC Inc., a media software company, which he helped start in March 2000, and prior to that worked in private equity and investment banking as an analyst with Thomas H. Lee Partners in Boston, and Goldman Sachs, & Co (NYSE: GS) in New York. Mr. Kelly is a Trustee of the Urban Institute, serves as Chair of the Nareit Executive Board, is a member of the Real Estate Roundtable and serves on the Board of Directors of the Smithsonian Museum of Natural History and the Greater Washington Partnership. He also serves on the board of the Medstar Health, Washington Hospital Center. Mr. Kelly has served in a number of academic posts including as an Executive in Residence of the Steers Center at the McDonough School of Business at Georgetown University. Mr. Kelly received his Bachelor of Arts with honors from Dartmouth College and a Master of Business Administration from Harvard Business School.

Qualifications

Mr. Kelly was selected to serve on our Board based on his experience as a successful business leader and entrepreneur, as well as the breadth and depth of his experience in all facets of commercial and residential real estate investment, development, and operations.

Alisa M. Mall INDEPENDENT TRUSTEE
Age: 46 Trustee Since: 2020 Committees: Compensation (Chair)

Background

Ms. Mall is the Chief Investment Officer of the private investment firm DFO Management, LLC, a position she has held since September 2022. Prior to DFO Management, LLC, Ms. Mall was a managing director at Foresite Capital responsible for corporate development, long-term capital strategy, investor relations and ESG engagement, a position she held from November 2020 to September 2022. Prior to Foresite Capital, Ms. Mall served at Carnegie Corporation from 2009 to October 2020, where she was most recently Managing Director, Investments managing the corporation’s real assets portfolio, and prior to which she served as Associate Director of Investments. Prior to Carnegie Corporation, Ms. Mall served as Director, Equity Capital Markets, at Tishman Speyer Properties from 2007 to 2009. She previously practiced law as a real estate associate at the law firm Orrick, Herrington & Sutcliffe. She is currently a member of the investment committee of UJA Federation of New York, and formerly served on the boards of the Pension Real Estate Association (PREA), Breakthrough New York and the Bronfman Fellowship. She received her Juris Doctor from Stanford Law School and her Bachelor of Arts, magna cum laude, from Yale University.

Qualifications

Ms. Mall was selected to serve on our Board based on her experience making and overseeing real estate portfolio investments.

2024 PROXY STATEMENT	16

Carol A. Melton INDEPENDENT TRUSTEE
Age: 69 Trustee Since: 2017 Committees: Corporate Governance and Nominating Other Current Public Boards: The RealReal, Inc.

Background

Ms. Melton is the Chief Executive Officer and founder of Adeft Capital, a venture capital firm advising and investing in new innovative companies in a variety of sectors, which she founded in August 2018. Ms. Melton previously served as a senior executive officer of two global media and entertainment companies (formerly known respectively as Time Warner Inc. and Viacom). At Time Warner, Ms. Melton served as Executive Vice President of Global Public Policy from June 2005 until August 2018. Ms. Melton joined Time Warner from Viacom, where she served as Executive Vice President for Government Relations from June 1997 to June 2005. Ms. Melton is a member of the Council on Foreign Relations and serves on the Board of Directors and as Vice Chair of the Economic Club of Washington, DC. Ms. Melton has also served on the Board of Directors for The RealReal, Inc. (NASDAQ: REAL) since August 2020. Ms. Melton received her Bachelor of Arts degree from Wake Forest University, a Master of Arts from the University of Florida and a Juris Doctor from the Washington College of Law at American University.

Qualifications

Ms. Melton was selected to serve on our Board based on her experience in strategic oversight of policy related activities for global businesses.

William J. Mulrow INDEPENDENT TRUSTEE
Age: 68 Trustee Since: 2017 Committees: Corporate Governance and Nominating (Chair) Other Current Public Boards: Consolidated Edison, Inc., Titan Mining Corporation

Background

Mr. Mulrow has served as a senior advisor to Blackstone, an alternative asset manager, since May 2017. Mr. Mulrow has served as a Director of Consolidated Edison, Inc. (NYSE: ED) since November 2017 and Titan Mining Corporation (TSX: Tl) since October 2018. Mr. Mulrow previously served as a Director of Arizona Mining Inc. (TSX: AZ) from June 2017 until June 2018. From January 2015 to April 2017, Mr. Mulrow served as Secretary to Andrew M. Cuomo, former Governor of the State of New York. Prior to his service in the Governor’s office, Mr. Mulrow worked as a Senior Managing Director at Blackstone from April 2011 to January 2015. Mr. Mulrow has also worked in senior positions at Paladin Capital Group, Citigroup (NYSE: C), Rothschild and Donaldson, Lufkin and Jenrette Securities Corporation. Mr. Mulrow has served in a number of academic posts including the Board of Advisors for the Taubman Center for State and Local Government at the Harvard University John F. Kennedy School of Government and on the Board of the Maxwell School of Citizenship and Public Affairs at Syracuse University. Mr. Mulrow received a Bachelor of Arts, cum laude, from Yale University and a Master of Public Administration from the Harvard University John F. Kennedy School of Government.

Qualifications

Mr. Mulrow was selected to serve on our Board based on his more than 30 years of experience in business, government, and politics.

17	JBG SMITH PROPERTIES

D. Ellen Shuman INDEPENDENT TRUSTEE
Age: 69 Trustee Since: 2017 Committees: Compensation; Audit

Background

Ms. Shuman has been an institutional investor for over three decades, and now serves as an investment advisor to several charitable organizations, family offices, and a public pension. Since May 2020, Ms. Shuman has been the Chair of the Investment Advisory Council for the State of Connecticut, advising the Treasurer on the investment of $55 billion in assets. She has been an investment committee member of the Jack Kent Cooke Foundation since May 2021, the Community Foundation of Greater New Haven since October 2004 and the American Academy of Arts and Letters since June 2005. Formerly, she was a Trustee of Bowdoin College from 1992 to 2013, serving as Vice Chair, Audit Committee chair, and an investment committee member. Ms. Shuman has been a member of the Board of Directors and serves on the Audit Committee of RS Capital, a private wealth management firm, since May 2022. In addition to our Board, she has previously served on the board of directors of several public companies, including Meristar Hospitality and General American Investors. From 2013 to 2020, Ms. Shuman served as co-Founder and Managing Partner of Edgehill Endowment Partners, an Outsourced Chief Investment Officer to educational and other charitable institutions. Prior to founding Edgehill, she was Vice President and Chief Investment Officer of Carnegie Corporation of New York, a private foundation, from 1999 to 2011.  Ms. Shuman was the Director of Investments at the Yale Investment Office from 1986 to 1998.

Ms. Shuman received her Bachelor of Arts degree, magna cum laude, from Bowdoin College and a Master of Public and Private Management from the Yale University School of Management.

Qualifications

Ms. Shuman was selected to serve on our Board based on her experience in the management of investments for endowments and foundations.

Robert A. Stewart INDEPENDENT CHAIRMAN OF THE BOARD
Age: 62 Trustee Since: 2017 Committees: None

Background

Mr. Stewart served as our Executive Vice Chairman from our formation until July 2020, when he retired from the Company, and currently serves as Chairman of our Board. Mr. Stewart worked at JBG from February 1988 until our formation in 2017, serving as Managing Partner and Chair of the Investment Committee, and, during his tenure with JBG, focused on the acquisition, financing and disposition of JBG investments, conceiving development plans for JBG assets and the asset management and fundraising processes. Mr. Stewart served as a member of JBG’s Executive Committee until our formation. Mr. Stewart received his Bachelor of Arts from Princeton University and a Master of Business Administration from The Wharton School of the University of Pennsylvania.

Qualifications

Mr. Stewart was selected to serve on our Board based on his experience as a successful business leader, as well as his extensive experience in all facets of commercial and residential real estate investment, development, and operations.

VOTE REQUIRED AND RECOMMENDATION

Trustees are elected by a majority of all votes cast in uncontested elections. There is no cumulative voting in the election of trustees. For purposes of this Proposal 1, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

✔ THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

2024 PROXY STATEMENT	18

PROPOSAL 2

Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are entitled to cast a non-binding advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and accompanying narrative disclosures. We refer to this as our “Say-on-Pay” vote. While this Say-on-Pay vote is an advisory vote that is not binding on the Company or the Board, we value the views of our shareholders, and the Board’s Compensation Committee, which administers our executive compensation program, will consider the outcome of the vote when making future compensation decisions. The Board adopted a policy in 2018, which shareholders approved by a non-binding advisory vote, providing for an annual Say-on-Pay vote. At this Annual Meeting, shareholders will again be asked to approve the frequency of the Say-on-Pay vote. For more information, see Proposal 3. Following the Annual Meeting, our Board will carefully consider the shareholder vote resulting from Proposal 3 and evaluate the options for how frequently we hold Say-on-Pay votes until the next Say-on-Frequency vote is conducted, which will be no later than 2030. If the Board determines to continue the annual Say-on-Pay vote, we anticipate that the next Say-on-Pay vote will occur at the 2025 annual meeting of shareholders.

The primary objectives of our executive compensation are to (1) align the interests of our executives with those of our shareholders; (2) attract and retain the highest caliber executives in our industry; and (3) motivate executives to achieve corporate performance objectives as well as individual goals. To fulfill these objectives, we have an executive compensation program that includes three major elements — base salary, annual bonus incentives and long-term equity incentives, which may include stock options, restricted shares or partnership unit awards and performance-based equity awards. When determining the overall compensation of our named executive officers, including amounts of base salaries, annual bonus incentives and long-term equity incentives, the Compensation Committee considers a number of factors it deems important, including:

●	the executive officer’s experience, knowledge, skills, level of responsibility, and potential to influence our performance;
●	the business environment, our strategy, and our financial, operational and market performance;
●	corporate governance and regulatory factors related to executive compensation; and
●	marketplace compensation levels and practices.

The Compensation Committee comprises independent trustees responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see “Corporate Governance and Board Matters — Committees of the Board — Compensation Committee.”

We believe that our executive compensation program achieves our compensation objectives. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement.”

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of approving this Proposal 2, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

✔ THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

19	JBG SMITH PROPERTIES

PROPOSAL 3

Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

We are presenting this proposal to provide shareholders the opportunity to cast a non-binding advisory vote on how frequently the Company should submit a "Say-on-Pay" proposal to the shareholders for consideration. As a shareholder, you may vote for one of the following choices, as indicated on the proxy card: to hold the advisory "Say-on-Pay" vote on executive compensation every ONE, TWO or THREE years, or to abstain from voting.

We believe that "Say-on-Pay" votes should be conducted every year so that shareholders may express their views on our executive compensation program on an annual basis. We believe that an annual advisory "Say-on-Pay" vote is in keeping with our desire to remain accountable to our shareholders and to continue exercising good corporate governance practices. Although the vote on this resolution is advisory only and will not bind us to take any particular action, we value the views of our shareholders and will consider the outcome of this vote in determining how frequently to conduct our Say-on-Pay vote.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of all votes cast at the Annual Meeting is required for approval, on a non-binding advisory basis, of the frequency of the "Say-on-Pay" vote in the future. Because shareholders have several voting choices, it is possible that no single choice will receive a majority of the votes cast. If that occurs, we will consider the option receiving the most votes to be the option approved, on a non-binding advisory basis, by shareholders. Although the Board is making a recommendation with respect to this proposal, shareholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board's recommendation. For purposes of this Proposal 3, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

✔ THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE “1 YEAR” ALTERNATIVE SET FORTH IN THE PROXY CARD.

2024 PROXY STATEMENT	20

PROPOSAL 4

Amendment to the Omnibus Plan to Increase the Number of Common Shares Available for Issuance Under the Plan

Upon recommendation of the Compensation Committee, the Board approved an amendment to the Omnibus Plan to increase the total number of the Company’s common shares reserved for issuance under the Omnibus Plan by 7,500,000 common shares (the “Omnibus Plan Amendment”), subject to approval by our shareholders. The Omnibus Plan Amendment makes no other changes to the existing terms of the Omnibus Plan. We are asking our shareholders to approve the Omnibus Plan Amendment. The Omnibus Plan originally reserved a total of 10,330,200 shares, which reserve was subsequently increased by amendment to a total of 18,330,200 shares, of which 2,652,122 remain available for future grants as of February 26, 2024.

The purpose of the Omnibus Plan is to promote the financial interests of JBG SMITH by enhancing our ability to attract and retain employees, non-employee trustees, advisors, and consultants of outstanding ability and providing such persons with a way to acquire or increase their proprietary interest in the Company’s success. The Board is recommending this amendment to the Omnibus Plan to increase the number of common shares available for issuance under the Omnibus Plan by 7,500,000 shares (to 25,830,200 total shares) for four primary reasons:

●	the Company grants equity awards throughout the organization as evidenced by an average of over 148 employees receiving such awards in each of 2021, 2022, and 2023;
●	certain trustees, executive officers, and other members of senior management regularly elect to receive all or a portion of their trustee fees and cash bonuses in the form of OP Unit-based awards;
●	the Board has established rigorous performance criteria, the achievement of which is tied to the number of performance-based awards ultimately earned, and 68% of the equity awards granted to our named executive officers through February 26, 2024 have been performance-based awards; and
●	based on the grant date fair value of our appreciation-only long-term incentive partnership units (“AO LTIP Units”) as calculated by our independent appraiser, our burn rate when granting AO LTIPs is significantly higher than would otherwise be the case if we were to issue only time-based long-term incentive partnership units (“LTIPs”). The AO LTIP Units (which do not provide any value until a certain share price is consistently achieved) have been our primary form of performance-based equity awards since 2021 and are expected to serve that purpose for the foreseeable future.

For these reasons, the Company requires a substantial pool of shares to be available for issuance under the Omnibus Plan.

If our shareholders do not approve the Omnibus Plan Amendment, the Omnibus Plan will continue, and compensatory equity-based compensation will continue under the Omnibus Plan to the extent common shares are available for issuance thereunder. As of February 26, 2024, there were 2,652,122 shares available for future grants under the Omnibus Plan (without giving effect to additional shares that may become available upon the future expiration, forfeiture, or cancellation of outstanding awards). The Board and the Compensation Committee believe that, if the Omnibus Plan Amendment is not approved, our ability to align the interests of key personnel with shareholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key personnel, or requiring us to shift our compensation plan to include more cash compensation.

Summary of the Material Terms of the Omnibus Plan, as amended by the Omnibus Plan Amendment

The following is a summary of the material provisions of the Omnibus Plan, as amended by the Omnibus Plan Amendment, and is qualified in its entirety by reference to the full text of the Omnibus Plan Amendment, which is attached hereto as Annex A, the 2017 Omnibus Share Plan, a copy of which is attached as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the SEC on

21	JBG SMITH PROPERTIES

July 21, 2017, Amendment No. 1 to the 2017 Omnibus Share Plan, a copy of which is attached as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2020, Amendment No. 2 to the 2017 Omnibus Share Plan, a copy of which is attached as Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2021, and Amendment No. 3 to the 2017 Omnibus Share Plan, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021.

Term; Amendment and Termination

The Omnibus Plan was adopted by the Board on June 23, 2017, received shareholder approval on July 10, 2017 and became effective on July 18, 2017 (“Effective Date”). Unless terminated sooner in accordance with its terms or extended with shareholder approval, the Omnibus Plan will terminate on the day before the tenth anniversary of the Effective Date, July 17, 2027. The Compensation Committee may amend or terminate the Omnibus Plan at any time, except that shareholder approval is required for amendments that (i) increase the maximum aggregate number of our common shares issuable under the Omnibus Plan, (ii) materially modify the eligibility requirements, (iii) result in a material increase in the benefits accrued to participants, (iv) reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights, or (v) require shareholder approval to comply with any applicable laws, regulations or rules. If there is a change in applicable tax law such that OP Unit-based awards (as defined below) become taxable to the holder of such OP Unit-based awards as ordinary income, JBG SMITH Properties LP (the “operating partnership”) may cause the OP Unit-based awards to be restructured and/or substituted for other awards to permit a tax deduction to JBG SMITH Properties LP or JBG SMITH while preserving substantially similar pre-tax economics to the holder of such OP Unit-based awards.

Administration

The Compensation Committee administers and interprets the Omnibus Plan. The Compensation Committee is authorized to select participants to receive awards and determine the type of awards to be made, the number of equity-based securities subject to any award and the other terms and conditions of such awards. JBG SMITH’s board of trustees, in its sole discretion, also may grant awards or administer the Omnibus Plan.

Eligibility

Awards may be granted to employees of JBG SMITH and non-employee trustees and consultants that provide bona fide services to JBG SMITH, as determined by the Compensation Committee. As such criteria are subjective in nature, JBG SMITH cannot accurately estimate the number of persons who may be included in the class of employees or consultants eligible to receive awards from time to time. Currently, all our non-employee trustees are eligible to receive awards under the Omnibus Plan from time to time.

Shares Available for Grant

Currently, awards with respect to a maximum of 18,330,200 common shares may be granted under the Omnibus Plan, subject to adjustment as described below. If the Omnibus Plan Amendment is approved, awards with respect to a maximum of 25,830,200 common shares may be granted under the Omnibus Plan, subject to adjustment as described below. If an award expires or is forfeited, terminated, cancelled, settled in cash, or paid in cash in lieu of our common shares, then the common shares underlying such award will again become available for grant. Exercise of a stock option or a stock appreciation right reduces the common shares available for grant by the gross number of shares for which the award is exercised, even if the award is exercised by means of a net-settlement exercise procedure. Awards that are settled in cash and awards issued or assumed in connection with any merger, consolidation, acquisition of property or stock, reorganization or similar transaction will not count against the number of common shares that may be granted under the Omnibus Plan. Currently, no more than 18,330,200 common shares (subject to adjustment as described below) may be issued upon the exercise of incentive stock options, and the maximum aggregate number of common shares associated with stock options and stock appreciation rights which may be granted to any awardee in any period of 12 consecutive months is 2,582,500.

Adjustment of and Changes in Shares

In the event of any change in the number of outstanding common shares by reason of any share dividend or split, reverse split, recapitalization, merger, consolidation, spin-off, combination or exchange of our common shares or other corporate change, or any distributions to shareholders other than regular cash dividends, the Compensation Committee will make such substitution or adjustment, if any, as it deems equitable to (i) the number of share equivalents for which awards may be granted under the Omnibus Plan, (ii) the number or kind of our common shares or other securities issued or reserved for issuance pursuant to outstanding awards, (iii) the individual participant limitations and (iv) the number of our common shares that can be issued through incentive stock options, with certain limitations.

2024 PROXY STATEMENT	22

Types of Awards

Eligible participants may be granted awards of stock options, stock appreciation rights, performance shares, restricted shares, restricted share units (“RSUs”), other stock-based awards and operating partnership units.

Stock Options. Stock options entitle the holder to purchase our common shares at a per share price determined by the Compensation Committee, which in no event may be less than the fair market value of the common shares on the date of grant. Options may be either incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”)) or non-qualified stock options. Stock options are exercisable for such period as is determined by the Compensation Committee, but in no event may options be exercisable after 10 years from the date of grant. The Omnibus Plan does not provide for the grant of “reload stock options” (meaning, if a grantee were to pay the applicable exercise price in common shares already owned, the grantee would not automatically be granted a new option in the amount of the surrendered common shares).

Stock Appreciation Rights. Stock appreciation rights entitle the holder to receive from JBG SMITH an amount equal to the amount by which the fair market value of a JBG SMITH common share on the date of exercise exceeds the grant price. The Compensation Committee will establish the grant price, which may not be less than the fair market value of the common shares on the date of grant, and is authorized to determine whether a stock appreciation right will be settled in cash, common shares or a combination thereof.

Performance Shares and Restricted Shares. Performance share awards consist of a grant of actual common shares or “share units” (which may be settled in cash, common shares or a combination thereof as determined by the Compensation Committee) having a value equal to an identical number of common shares in amounts determined by the Compensation Committee at the time of grant. Performance share awards consisting of actual common shares may provide the holder with dividends and voting rights prior to vesting. Performance share awards consisting of share units may provide the holder with dividend equivalent rights prior to vesting. Performance share awards entitle the holder to receive the value of such award based upon performance conditions and over a performance period as determined by the Compensation Committee at the time of grant.

Restricted share awards consist of a grant of actual common shares or share units having a value equal to an identical number of our common shares. Restricted share awards consisting of actual common shares provide the holder with dividends and voting rights prior to vesting. Restricted share awards consisting of share units may provide the holder with dividend equivalent rights prior to vesting. The employment or other conditions and the length of the period for vesting of restricted share awards are established by the Compensation Committee at the time of grant.

Other Stock-Based Awards. Other types of equity-based or equity-related awards, including the grant or offer for sale of unrestricted common shares and performance stock and performance units settled in common shares or cash, may be granted under such terms and conditions as may be determined by the Compensation Committee.

OP Unit-Based Awards. Operating partnership unit-based awards (“OP Unit-based awards”) consist of a grant of limited partnership units (“OP Units”) of JBG SMITH Properties LP (or any successor entity), the entity through which JBG SMITH conducts substantially all its business, and can be granted either as free-standing awards or in tandem with other awards under the Omnibus Plan and are valued by reference to the value of a JBG SMITH common share. The employment conditions, the length of the period for vesting and other applicable conditions and restrictions of OP Unit-based awards, including computation of financial metrics and/or achievement of pre-established performance goals, are established by the Compensation Committee. Such OP Unit-based awards may provide the holder with dividend-equivalent rights prior to vesting. OP Unit-based awards also include AO LTIP Units.

Performance Awards

The Omnibus Plan provides that the Compensation Committee may grant equity awards intended to qualify as “performance-based compensation” within the meaning of former Section 162(m) of the Code prior to its elimination by the Tax Cuts and Jobs Act and contains required procedures for the Compensation Committee and permitted performance criteria applicable to the grant of such awards.

Vesting

The Compensation Committee will determine the time or times at which awards become vested, unrestricted or may be exercised, subject to the following limitations. Subject to accelerated vesting in the event of an actual change in control or a grantee’s involuntary termination, retirement, disability or death, (i) full value awards (i.e., awards with a value equivalent to a full JBG SMITH common share or Performance-Based LTIP Units) with time-based vesting will be subject to a minimum three-year vesting period (with no more than one-third of the common shares subject thereto vesting earlier than a date 60 days prior to the first anniversary of the date on which such award is granted and on each of the next two anniversaries of such initial vesting date) and (ii) full value awards with performance-based vesting will have a performance period that ends no earlier than 60 days prior to the first anniversary of the commencement of the period over which performance is evaluated. Notwithstanding the foregoing, a maximum of 5% of the maximum aggregate number

23	JBG SMITH PROPERTIES

of our common shares available under the Omnibus Plan in respect of full value awards can be granted without regard to the minimum vesting limits in the preceding sentence, any full value awards granted in connection with our formation are not subject to the minimum vesting limits in the preceding sentence or counted against the aforementioned 5% exception to the minimum vesting limits, and awards granted to employees or non-employee trustees pursuant to elections to receive such awards in lieu of cash bonuses or fees or retainers payable to them, will not be subject to the minimum vesting limits in the preceding sentence.

Transfer Restrictions

Awards are not assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any holder may be subject to any lien, obligation or liability of the holder. The Compensation Committee may determine, at the time of grant or thereafter, that an award (other than an award of incentive stock options) is transferable by a holder to such holder’s immediate family members (or trusts, partnerships or limited liability companies established for such immediate family members).

Change in Control

Upon a change in control of JBG SMITH, a participant’s award will be treated as set forth in the applicable award agreement, or, in the case of OP Unit-based awards, will also be governed by the limited partnership agreement. However, the Compensation Committee may take one or more of the following actions, to the extent it determines Section 409A of the Code permits such action: (i) settle awards for cash or securities (with any out-of-the-money stock options or stock appreciation rights canceled for no consideration), (ii) provide for the assumption of or the issuance of substitute awards that substantially preserve the terms of the affected awards, (iii) modify awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the vesting of such awards or lapse of restrictions thereon will accelerate, (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue, or (v) provide that stock options or stock appreciation rights will become fully exercisable for a period of at least 20 days prior to the change in control, and that any stock options or stock appreciation rights not exercised within this period will terminate upon a change in control.

Clawback

Awards granted under the Omnibus Plan will be subject to the requirement that the awards be repaid to JBG SMITH after they have been distributed to the participant (i) to the extent set forth in the Omnibus Plan or an award agreement or (ii) to the extent the participant is, or in the future becomes, subject to any JBG SMITH clawback or recapture policy, including any such policy that is adopted to comply with the requirements of any applicable laws, or any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

Material United States Income Tax Consequences

Below is a brief summary of the principal U.S. federal income tax consequences of the Omnibus Plan under current law. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income, withholding and payroll tax matters, and other tax consequences. The specific tax consequences to a participant will depend on that participant’s individual circumstances.

Incentive Stock Options. Upon the grant or exercise of an incentive stock option, no income will be recognized by the optionee for federal income tax purposes, and JBG SMITH will not be entitled to any deduction. If the common shares acquired upon exercise are not disposed of within the one-year period beginning on the date of the transfer of the common shares to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such common shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to JBG SMITH. If such common shares are disposed of within the one-year or two-year periods referred to above, the excess of the fair market value of the common shares on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and JBG SMITH will be entitled to a corresponding deduction (subject to the limitations under Section 162(m) of the Code). The amount by which the fair market value of the common shares at the time of exercise of an incentive stock option exceeds the option price will constitute an item of tax preference that could subject the optionee to the alternative minimum tax. Whether the optionee will be subject to such tax depends on the facts and circumstances applicable to the individual.

Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, no income will be recognized by the optionee, and JBG SMITH will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the fair market value of the common shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee, and JBG SMITH will be entitled to a corresponding deduction (subject to the limitations under Section 162(m) of the Code). All option grants to non- employee trustees and consultants are treated as non-qualified options for federal income tax purposes.

Stock Appreciation Rights. Upon the grant of a stock appreciation right, no taxable income will be realized by the holder, and JBG SMITH will not be entitled to any tax deduction. Upon the exercise of a stock appreciation right, the amount by which the fair market

2024 PROXY STATEMENT	24

value of the common shares at the time of exercise exceeds the grant price will be taxed as ordinary income to the holder, and JBG SMITH will be entitled to a corresponding deduction (subject to the limitations under Section 162(m) of the Code).

Performance Shares and Restricted Shares. A participant will not be subject to tax upon the grant of a restricted share unit, or upon the grant of actual restricted common shares, unless such participant makes the election referred to below. Upon the vesting date (the date of lapse of the applicable forfeiture conditions or transfer restrictions, in the case of share awards and, in the case of share unit awards, the date of vesting and distribution of the shares and/or cash underlying the share units), the participant will recognize ordinary income equal to the fair market value of the shares and/or cash received (less any amount such participant may have paid for the shares), and JBG SMITH generally will be entitled to a deduction equal to the amount of income recognized by such participant (subject to the limitations under Section 162(m) of the Code). In the case of an award of actual restricted common shares, if any dividends are paid on such common shares prior to the vesting date, they will be includible in a participant’s income during the restricted period as additional compensation (and not as dividend income).

A participant may elect to recognize immediately, as ordinary income, the fair market value of actual restricted JBG SMITH common shares (less any amount paid for the shares) at date of grant, without regard to applicable forfeiture conditions and transfer restrictions. This election is referred to as a Section 83(b) election. If a participant makes this election, the holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock and no additional income will be recognized by such participant upon the vesting date. However, if a participant forfeits the restricted shares before the vesting date, no deduction or capital loss will be available to that participant (even though the participant previously recognized income with respect to such forfeited shares). In the event that the shares are forfeited by such participant, JBG SMITH generally will include in its income the amount of its original deduction.

OP Unit-Based Awards. OP Unit-based awards are intended to qualify as “profits interests” for federal income tax purposes. Assuming the OP Unit-based awards are treated as profits interests under current law, compensation income should not be recognized by the recipient upon the grant or vesting, and, correspondingly, JBG SMITH will not be entitled to deduct any compensation expense upon grant or vesting. As profits interests, OP Unit-based awards do not have economic parity with common limited partnership units with respect to liquidating distributions, but upon the occurrence of specified events could over time achieve economic parity with common limited partnership units (and, thus, with common shares on a one-for-one basis). However, there are circumstances under which such parity would not be reached, in which case the value of an OP Unit-based award would not be fully realized by the recipient. A recipient of an OP Unit-based award that achieves economic parity with OP Units generally is expected to recognize income or gain (possibly including some short term capital gain) over the period such award is held in an amount approximately equal to the value of the OP Unit-based award upon disposition plus the amount of any cash distributions received with respect to the OP Unit-based award. If certain holding period requirements are met (generally three years from the most recent grant), gain from the disposition of OP Unit- based awards may qualify as long-term capital gain (if the holding period requirements are not met, then part or all of any gain would be short-term capital gain). The tax consequences of the ownership and disposition of profits interests is complex and particularly susceptible to legislative or administrative changes or guidance that are potentially adverse (relative to anticipated treatment) to the recipient.

Disposition of Shares. Unless stated otherwise above, upon the subsequent disposition of common shares acquired under any of the preceding awards, the participant will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the participant’s basis in the common shares, and such amount will be long-term capital gain or loss if such common shares were held for more than 12 months.

Net Investment Income Tax. The 3.8% net investment income tax, commonly referred to as the “Medicare Tax”, is assessed on the lesser of (i) the individual’s “net investment income” for the relevant taxable year and (ii) the excess of the individual’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the individual’s circumstances). Net investment income for participants is expected to include income and gains from or with respect to common shares and OP Units. Participants are urged to consult their tax advisors regarding the applicability of this Medicare tax to their income and gains.

Section 409A. If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties on the participant. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

New Plan Benefits

No awards have been granted pursuant to the Omnibus Plan that are contingent upon the approval by our shareholders of the Omnibus Plan Amendment. If the Omnibus Plan Amendment is approved, we anticipate that other equity-based awards may be granted in the future in the discretion of the Compensation Committee under the Omnibus Plan out of the additional common shares to be reserved

25	JBG SMITH PROPERTIES

for issuance in connection with the approval of the Omnibus Plan Amendment; however, the number of common shares that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non- employee trustees and consultants, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendment to the Omnibus Plan. For purposes of approving this Proposal 4, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

✔ THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE OMNIBUS PLAN.

2024 PROXY STATEMENT	26

PROPOSAL 5

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board, which comprises independent trustees, has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval of the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Even if the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine that such a change would be in our and our shareholders’ best interests. If our shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if the representative desires and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. For purposes of approving this Proposal 5, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

✔ THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

27	JBG SMITH PROPERTIES

Principal Accountant Fees and Services

The following table summarizes the fees billed by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$1,789,000	$1,855,000
Audit-Related Fees(2)	163,501	306,141
Tax Fees(3)	761,540	567,500
All Other Fees	—	—
Total	$2,714,041	$2,728,641

(1)	Audit fees for 2023 and 2022 include audit fees for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Audit-related fees for 2023 and 2022 include fees for professional services rendered that are related to the review of registration statements and audits of the Company’s subsidiaries which are not reported above under “Audit Fees.”
(3)	Tax fees consist of tax and consulting fees relating to services provided related to tax return preparation, tax consultations and other similar matters.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre- Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit, review and attest services or non-audit services to the Company. Permissible audit, audit-related, tax and other services other than those specifically pre-approved pursuant to the pre-approval policy require specific pre-approval by the Audit Committee. All audit, audit-related, tax and other services provided to us for the year ended December 31, 2023 either were pre- approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy. Pursuant to the pre- approval policy, the Audit Committee may delegate pre-approval authority to one or more of its members who are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2024 PROXY STATEMENT	28

Audit Committee Report

The members of the Audit Committee are appointed by and serve at the discretion of the Board. The Audit Committee held five meetings during the year ended December 31, 2023.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, as specified in the Audit Committee charter. Management has the primary responsibility for the Company’s financial statements and reporting process, including the Company’s accounting policies, internal audit function, system of disclosure controls and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management, the internal auditors and the independent registered public accounting firm also made presentations to the Audit Committee throughout the year on specific topics of interest, including the Company’s (i) 2023 integrated audit plan; (ii) updates on completion of the audit plan; (iii) compliance with the internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iv) critical accounting policies; (v) assessment of the impact of new accounting guidance; (vi) non-GAAP policies and procedures; and (vii) cybersecurity.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by the PCAOB regarding such firm’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent registered public accounting firm such firm’s independence from management and the Company and considered the compatibility of non-audit services with such firm’s independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Respectfully submitted,

The Audit Committee

SCOTT A. ESTES (Chair)
MICHAEL J. GLOSSERMAN
D. ELLEN SHUMAN

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

29	JBG SMITH PROPERTIES

Corporate Governance and Board Matters

Corporate Governance Profile

The Board believes our corporate governance is structured in a manner that closely aligns the Company’s interests with those of our shareholders. Notable features of our corporate governance structure include the following:

●	each of our trustees is subject to re-election annually;
●	our trustees are elected by a majority voting standard in uncontested trustee elections;
●	our Corporate Governance Guidelines provide that any incumbent trustee in an uncontested election who does not receive a greater number of “for” votes than “against” votes shall promptly tender their offer of resignation to the Board following certification of the vote. The Corporate Governance and Nominating Committee shall consider the offer to resign and shall recommend to the Board the action to be taken in response to the offer, and the Board shall determine whether to accept such resignation;
●	our bylaws provide for a right of proxy access, which enables eligible shareholders to include their nominees (the greater of two or 20% of the total number of trustees) for election as trustees in our proxy statement for annual meetings;
●	of the 10 persons nominated to serve on our Board following the Annual Meeting, we have determined nine to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;
●	all the members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent;
●	we have determined that at least two of our trustees qualify as “audit committee financial experts” as defined by the SEC;
●	our share ownership guidelines require trustees to own securities of the Company equal to at least five times their annual cash retainers and our Chief Executive Officer and other named executive officers to own securities equal to at least six times and three times their annual base salaries, respectively;
●	our shareholders, by a majority vote of shares entitled to be cast, may adopt, alter, or repeal any provision of our bylaws or make new bylaws;
●	we have a policy prohibiting hedging or pledging of our securities by our executive officers, including named executive officers, and hedging by our trustees;
●	we have a “clawback” policy for performance-based compensation that complies with SEC requirements and NYSE listing standards;
●	our trustees have a diversity of skills, experience, age, gender, and background;
●	our shareholders may call a special meeting of shareholders if a specified voting threshold is met — a majority of shares entitled to be cast on the matter;
●	we have opted out of the Maryland control share acquisition statute, the Maryland Business Combination Act, and the Maryland Unsolicited Takeovers Act; and
●	we do not have a shareholder rights plan.

Our declaration of trust and bylaws provide that the number of trustees constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of trustees may not be greater than 15 and may not be decreased to fewer than the minimum number required under the Maryland General Corporation Law, which currently is one trustee. The tenure of office of a trustee will not be affected by any decrease in the number of trustees.

Our bylaws currently provide that, except as may be provided by our Board in setting the terms of any class or series of shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.

There are no family relationships among our executive officers and trustees. All trustees except W. Matthew Kelly, our CEO, have been determined by the Board to be independent under applicable NYSE and SEC rules.

2024 PROXY STATEMENT	30

Shareholder Engagement

We believe engaging with our shareholders on a regular basis is important because a complex, long-term strategy like ours requires detailed explanation. In particular, our large development pipeline and placemaking strategy using multifamily, office, and retail assets and our strategy to transition to a majority multifamily portfolio distinguish our business from other REITs. In addition, we believe the demand drivers in National Landing in Northern Virginia, where approximately 75% of our portfolio is located, have created significant new growth opportunities for our Company. Drivers include: the location of Amazon’s new headquarters and Virginia Tech’s under- construction Innovation Campus; the submarket’s proximity to the Pentagon; and our deployment of 5G digital infrastructure.

Our goal is to interact with the investment community on a quarterly basis through a variety of channels including: our quarterly investor package comprising our management letter, earnings release, and detailed financial supplement, which we believe facilitate productive and efficient engagement with investors; ad hoc investor presentations; participation in various industry conferences, non-deal road shows and sell-side analyst tours; property tours; and periodic investor days in Washington, DC.

Specifically, in 2023, in addition to publishing our quarterly investor package, we:

●	held over 110 touchpoints with investors and sell-side analysts virtually or in-person;
●	participated in investor events, including four sell-side hosted events and the Nareit REITweek and REITWorld conferences in June and November 2023 during which we had over 40 investor meetings;
●	conducted tours of National Landing with over 20 investors and sell-side analysts during which we provided a business plan update;
●	hosted 13 introductory calls with potential new investors;
●	discussed most frequently in the foregoing settings several key topics, including:
●	Amazon’s new headquarters, the Virginia Tech Innovation Campus, the Pentagon, and our digital infrastructure initiative as demand catalysts for National Landing;
●	Washington, DC real estate market fundamentals;
●	Growth drivers in our portfolio;
●	Multifamily rent growth;
●	Office leasing environment;
●	Office utilization;
●	Progress on stabilizing our operating portfolio;
●	Strength of our balance sheet;
●	Capital allocation strategy;
●	Status of our development pipeline; and
●	ESG updates.

31	JBG SMITH PROPERTIES

Core Competencies and Diversity of Our Trustee Nominees

Each of the trustees proposed for election to our Board has deep experience in the public markets and strong capital allocation credentials. While maintaining these strengths, we believe our Board should evolve in a direction that reflects the strength and diversity of our national labor force. Our Board has made a long-term commitment to establish an equal balance between men and women and one that reflects the diversity of our country. These goals will not be achieved overnight, but they are deeply important to us, and we are committed to meeting them over the long term. To that end, four of the current nominees to serve on our Board are women, including one who self-identifies as African American.

The following charts summarize diversity and core competencies represented by our Trustee nominees. The details of each nominee’s competencies are included in each Trustee’s biography.

TRUSTEE NOMINEES WITH DEEP PUBLIC MARKETS EXPERIENCE AND STRONG CAPITAL ALLOCATION CREDENTIALS

Trustee Nominee Ages	Trustee Nominee Diversity

Percentage of Trustee Nominees with Competency/Attribute

2024 PROXY STATEMENT	32

Corporate Responsibility and Sustainability

Our corporate strategies fully integrate environmental sustainability, social responsibility, and strong governance practices throughout our organization, which includes the design and construction of our new developments and the operation of existing assets. We believe that by understanding the environmental and social impacts of our business, we can create shared value while protecting asset value and minimizing risk.

We remain committed to providing transparent reporting of environmental, social, and governance (“ESG”) financial and non-financial indicators. We publish an annual ESG report that is aligned with the Global Reporting Initiative (“GRI”) reporting framework, United Nations Sustainable Development Goals (“UNSDG’s”), Sustainability Accounting Standards (“SASB”) and recommendations set forth by the Task Force on Climate-related Financial Disclosures (“TCFD”).

Selected ESG Programs and other achievements are summarized below. We maintain a website at
https://www.jbgsmith.com/about/sustainability that discusses our sustainability efforts. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.

HIGHLIGHTS & AWARDS	2023 Global Sector Leader Development	3% Annual Average Reduction In Energy Intensity since 2014
5-Green Star Rating Operating Portfolio and Development
	2023 Leader in the Light Award Diversified	Board selected as 2023 NACD DE&I Award finalist (Public – Small Cap) 36% of New Retail Leases with Local and Minority Businesses
	Certified Five Assets in National Landing Maintained Fitwel Viral Response Certification Entity and Asset Levels	Named to the Bloomberg Gender Equality Index
	2022 Best ESG Investment Fund: Real Estate ESG Investing Increased Workforce Housing Preservation Units to 2,833	6.6 million square feet
	6.5 million square feet	Carbon Neutral Operations(1) Maintained

(1)	Carbon neutral operating portfolio relates to Scope 1 and Scope 2 carbon emissions. Scope 1 emissions represent natural gas consumed on-site by operating assets and fugitive emissions from HVAC refrigerants. Scope 2 emissions represent purchased electricity consumed on-site by operating assets. Achievement met via verified carbon offsets and Green-e Certified renewable energy credit purchased and retired.

33	JBG SMITH PROPERTIES

● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ●
ENVIRONMENTAL

Climate Change Mitigation & Adaptation

●
Maintained a carbon neutral operating portfolio
●
Assessed physical and transition climate-related risks to further understanding of future climate conditions and financial risk to assets. This assessment included climate events such as hurricanes, wildfire, temperature and water stress, fluvial and coastal flooding against an RCP 8.5 emissions scenario.
●
Conducted resilience assessment of operating portfolio in conjunction with our insurance provider
●
Assessed transitional risk relating to net zero and Building Energy Performance Standards for assets
●
Committed to increasing renewable energy purchases

Tenant Engagement

●
Named a Gold Level Green Lease Leader since 2018 for engaging tenants in advancing mutually beneficial sustainability goals, including cost recovery for efficiency investment
●
Deployed green building, health and wellness programs at buildings; community supported agriculture offers; zero waste delivery for multifamily assets in partnership with The Rounds; and composting in partnership with Compost Crew
●
Maintained tools and resources for tenants and residents to improve efficiency via Tenant Connect and Mobile Doorman
●
Provided Healthy Workplace Blueprint specific to each asset
●
Increased scope 3 carbon footprint data coverage (retail tenants and multifamily assets)

Resource Management

●
Committed by 2030 to reducing energy consumption by 25%; predicted energy consumption by 25%; water consumption by 20%; embodied carbon by 20%; and greenhouse gas emissions (scope one and two) by 25%; increase waste diversion to 60%; and certify all eligible assets across our operating portfolio and development pipeline to green or healthy building frameworks
●
99.4% of operating asset energy, water and waste data are benchmarked
●
Conducted energy audits to inform asset level capital plans
●
Deployed controls-based energy conservation measures and real-time monitoring of energy use and equipment efficiency via the Tenant Service Center
●
Deployed energy and water conservation projects across the portfolio
●
Maintained our comprehensive waste management program diverting waste from the landfill through waste avoidance, recycling, donations, and composting
●
99% of our portfolio is metro-served

SOCIAL

Housing Affordability

●
Financial support and in-kind donation to more than 15 local organizations that support those in need and answer the urgent call for increased affordable workforce housing
●
Launched the Washington Housing Initiative (“WHI”) in 2018 to preserve or build more than 3,000 units of affordable workforce housing in our region over the next decade
●
The Washington Housing Initiative Impact Pool (“Impact Pool”) completed fundraising in 2020 and raised capital commitments totaling $114.4 million, which includes a JBG SMITH commitment of $11.2 million. The Impact Pool is the social impact investment vehicle for the WHI and is managed by a subsidiary of JBG SMITH.
●
During 2023, the Impact Pool closed on an investment that provided over $7 million for the preservation of 268 units through a joint venture investment with Bank of America/Enterprise Community Partners Middle Income Affordable Preservation Fund to acquire Falkland Chase South & West. Inclusive of this investment, the Impact Pool has preserved 2,833 units of workforce housing. JBG SMITH is the third-party manager for all WHI properties

2024 PROXY STATEMENT	34

Diversity and Inclusion

●
Promote a diverse and inclusive culture focused on engagement, collaboration, innovation, and high-performing teams
●
Implemented inclusive, equitable processes and practices to attract, retain and develop diverse talent
●
Advanced workforce development efforts focused on diverse pipeline building and workforce planning
●
CEO serves as a founding member of Nareit Dividends Through Diversity, Equity & Inclusion CEO council
●
Workforce comprises 38% Women and 61% People of Color; 39% Women in leadership roles
●
Executed 43% of retail leasing deals in 2023 with minority owned businesses, 57% with locally owned businesses and 36% with both local and minority-owned businesses

Employee Engagement

●
Delivering more than 350 courses a year through JBG SMITH University, 32% of which are Environmental, Social & Governance related, providing employees instructor-led in person, online and on demand recorded training sessions, customized onboarding, support and education
●
Offering Diversity and Inclusion trainings designed to raise awareness among employees and provide tools to help shift predisposed patterns of thinking, and help participants identify ways to demonstrate more inclusive practices
●
Providing a comprehensive benefits package including parental leave
●
Paid time off for employees to engage in community service via JBG SMITH Days of Giving

Conduct annual employee engagement surveys

GOVERNANCE

ESG Strategy

●
Updated corporate organizational mission and JBG SMITH Core Values
●
Maintained Board oversight and annual review of environmental and social matters
●
Maintained an ESG Committee that reports to the Governance Committee of the Board of Trustees to lead continuous ESG improvement and tactical deployment of strategic initiatives led by co-chairs from the sustainability and legal teams and comprising senior level leadership of business units and sponsored by Chief Legal Officer
●
Membership in several industry environmental and social organizations including GRESB | Global ESG Benchmark for Real Assets, the U.S. Green Building Council, the Department of Energy Better Buildings Alliance, the Urban Land Institute Greenprint Center for Building Performance, African American Real Estate Professionals of District of Columbia (AAREP DC), and Project REAP
●
Advanced organization readiness for obtaining assurance over ESG data presented in SEC reporting by completing process controls and narratives
●
Maintained GRESB Grade A and 5-Star Rating; 1 Sector Leadership award
●
Published ESG and Human Rights policies
●
All employees completed IT cybersecurity training
●
All employees acknowledged and signed the employee code of conduct
●
Maintained our human rights statement, code of conduct, and ethics hotline on our public website

Risk Assessment

●
Conducted risk assessments designed to identify the material risks our business faces and the potential impact of those risks on our strategy and operations

35	JBG SMITH PROPERTIES

Human Capital

We believe that our talent is a competitive advantage. To that end, we focus on talent development and succession planning, pay-for-performance, and diversity and inclusion (“D&I”). We utilize talent management practices in the broadest sense to create an engaging workplace experience for our employees, where they feel valued, respected, and supported. Based on our most recent engagement survey, our employees are highly satisfied with their jobs (90% favorable) and feel positive about our D&I efforts and progress (88% favorable).

We are keenly focused on the employee experience and want every person to feel respected for what makes them unique. At the same time, our company’s core values provide a sound structure for finding common ground and working together as a team to deliver the best possible outcomes. We want every employee to feel a sense of belonging at work, and to feel connected to our company’s success. In addition to our inclusive culture, our pay equity study results show no systemic disparity in compensation related to race or gender, affirming our strong belief in treating people equitably.

With our hybrid corporate office schedule, flexibility, and emphasis on health and welfare, we offer our employees an environment that enables them to be confident in their in-office experience and demonstrate the energy and excitement that comes from being together and collaborating with coworkers to achieve desirable outcomes.

In addition, we are proud to have been recognized by the Washington Post as a "Top Workplace" several times in past years and are focused on providing a positive employee experience to ensure that we remain an employer of choice.

We continually invest in our employee population, ensuring our employee experience more broadly continues to help us attract and retain the best talent in the industry. The list below is a sampling of offerings that help create a compelling employee experience:

✔	Streamlined annual performance reviews
✔	Executive coaching available
✔	Employee Share Purchase Plan
✔	Hybrid / flexible work schedules
✔	Flexible paid time off
✔	Regular town halls where senior management updates the entire team on recent progress and important initiatives
✔	Employee surveys
✔	Companywide mentorship and coaching programs to develop and retain talent
✔	Monthly D&I communications
✔	Employee roundtable discussions on pertinent current events, workplace issues, and teambuilding
✔	Utilization of JBGS Inclusion Community and Women's Initiative to guide D&I programming and events
✔	Partnerships with schools and organizations to facilitate recruitment of diverse talent
✔	Workforce development partnerships focused on diverse pipeline development
✔	Employee referral program
✔	Generous company subsidy on health-related benefits
✔	Opportunities to have small group lunches with senior management
✔	Volunteer opportunities

In addition to the above, we have a strong pay-for-performance culture where compensation is tied to both company and individual performance, ensuring that employees focus on both broader business focused goals, as well as their individual goals. To that end, we also have a strong track record of promoting from within. Consequently, the opportunities for growth and development help keep our population engaged and motivated.

2023 continued the evolution of our comprehensive, multi-year D&I strategy. With an ongoing focus on our three strategic pillars – (1) Employee Development, (2) Engagement, and (3) Recruiting– we have made additional progress and have continued to drive cultural and behavioral change. Throughout 2023, we offered a broad range of events and activities to recognize and celebrate our employees’ rich cultural diversity.

2024 PROXY STATEMENT	36

Board Leadership Structure

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership, and the appropriate Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent trustees periodically consider the Board’s leadership structure. Currently, the roles of Chief Executive Officer and Chairman of the Board are held by different trustees. W. Matthew Kelly has served as Chief Executive Officer since our formation, and Robert A. Stewart has served as Chairman since May 2021. The Board believes that this structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. The Chairman presides at all meetings of the shareholders and of the Board as a whole. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in the bylaws or by the Board.

Although not applicable now, our Corporate Governance Guidelines provide that if the Chairman is an executive officer of the Company, then the Board will have a Lead Trustee, who shall be a non-management trustee. The Lead Trustee will be selected on an annual basis by a majority of the non-management trustees then serving on the Board. When the Chairman is a management trustee, we believe the Lead Trustee position strengthens the role of our independent trustees and encourages independent Board leadership. The responsibilities of the Lead Trustee include, among others:

●	serving as liaison among (i) management, including the Chief Executive Officer, (ii) our non-management trustees, (iii) employees reporting misconduct that by their nature cannot be brought to management and (iv) interested third parties and the Board;
●	presiding at executive sessions of the independent trustees;
●	serving as the focal point of communication to the Board regarding management plans and initiatives;
●	ensuring that the role between Board oversight and management operations is respected;
●	providing the medium for informal dialogue with and among independent trustees, allowing for free and open communication within that group; and
●	serving as the communication conduit for third parties who wish to communicate with the Board.

Executive Sessions

Our non-management trustees met in special executive sessions without management at each of our Board meetings. Robert A. Stewart, as Chairman, chaired the sessions. Per our Corporate Governance Guidelines, the Board expects to conduct executive sessions limited to independent trustees presided over by the Chairman at each of our regularly scheduled Board meetings.

Attendance of Trustees at 2023 Board and Committee Meetings and Annual Meeting of Shareholders

The Board held a total of four meetings during 2023. Each trustee attended all of the meetings of the Board and all committees thereof on which such trustee served during 2023.

In accordance with the Company’s Corporate Governance Guidelines, trustees are expected to attend the annual meeting of shareholders. All 10 trustees attended our 2023 Annual Meeting of Shareholders.

37	JBG SMITH PROPERTIES

Committees of the Board

Our Board has three standing committees: Audit, Compensation, and Corporate Governance and Nominating. The principal functions of each committee are briefly described below. Each committee operates under a written charter adopted by the Board, each of which is available on our website at www.jbgsmith.com.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement. In accordance with NYSE rules, each committee comprises exclusively independent trustees.

Trustee	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Phyllis R. Caldwell
Scott A. Estes	*
Alan S. Forman
Michael J. Glosserman	*
Alisa M. Mall
Carol A. Melton
William J. Mulrow
D. Ellen Shuman

*        Audit Committee financial expert.

     Member

     Chair

Audit Committee

Each of the members of the Audit Committee has been determined by our Board to be independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.

The Audit Committee’s principal purposes are to (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The Audit Committee’s responsibility includes oversight related to:

●	our accounting and financial reporting processes;
●	the integrity of our consolidated financial statements;
●	our systems of disclosure controls and procedures and internal control over financial reporting;
●	our compliance with financial, tax, legal and regulatory requirements;
●	evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
●	the role and performance of our internal audit function;
●	compliance with the recommendations and observations of the internal auditor and independent auditor;
●	the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters of or relating to the Company;
●	our risk management processes related to cybersecurity;
●	our controls over any ESG data disclosed in our periodic SEC filings; and
●	our overall risk profile.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the

2024 PROXY STATEMENT	38

independent registered public accounting firm, including all audit and non-audit services, and reviewing the annual and quarterly SEC filings. The Audit Committee also approves the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

The Audit Committee shall consist of no fewer than three members, and at least one member of the Audit Committee must qualify as a “financial expert” as defined by the SEC. The Board has determined that each of Mr. Estes and Mr. Glosserman is an “audit committee financial expert,” as defined by the applicable SEC regulations and NYSE corporate governance listing standards and has accounting or related financial management expertise.

The Audit Committee will meet as often as it determines, but not less frequently than quarterly. During 2023, the Audit Committee met five times.

Compensation Committee

Each of the members of the Compensation Committee is independent, as defined by the rules of the NYSE, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.

The principal functions of the Compensation Committee include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluating their performance in light of such goals and objectives and determining and approving their remuneration based on such evaluation;
●	implementing and administering our incentive compensation plans and equity-based plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

The Compensation Committee will meet as often as it determines, but not less frequently than annually. During 2023, the Compensation Committee met four times.

Corporate Governance and Nominating Committee

Each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the rules of the NYSE, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.

The principal functions of the Corporate Governance and Nominating Committee include:

●	identifying, recruiting and recommending to the full Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at each annual meeting of shareholders;
●	developing and recommending to the Board Corporate Governance Guidelines and implementing and monitoring such guidelines;
●	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
●	recommending to the Board nominees for each committee of the Board;
●	annually facilitating the assessment of the Board’s performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards;
●	overseeing the Board’s evaluation of management;
●	reviewing all related party transactions in accordance with the Company’s Related Party Transactions Policy; and
●	overseeing environmental and social issues, including risks associated with climate change.

The Corporate Governance and Nominating Committee will meet as often as it determines, but not less frequently than annually. During 2023, the Corporate Governance and Nominating Committee met four times.

39	JBG SMITH PROPERTIES

Trustee Nominee Selection Process

The Corporate Governance and Nominating Committee has set forth in a written policy the minimum qualifications that trustee candidates must possess. At a minimum, a trustee candidate must possess:

●	high personal and professional ethics and integrity;
●	an ability to exercise sound judgment, including in relation to the Company’s business and strategy;
●	an ability to make independent analytical inquiries;
●	an ability and willingness to devote sufficient time and resources to diligently perform Board duties, including attending regular and special Board and/or committee meetings;
●	appropriate and relevant business experience and acumen; and
●	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to these minimum qualifications, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Corporate Governance and Nominating Committee when evaluating a particular candidate. These additional qualities and skills include, among others, the following:

●	whether the person possesses specific industry knowledge, expertise and/or contacts, including in the real estate industry generally, and familiarity with general issues affecting the Company’s business;
●	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K;
●	whether the person would qualify as an “independent” trustee under the rules of the NYSE, the rules and regulations of the SEC, and the Company’s Corporate Governance Guidelines;
●	the importance of continuity of the existing composition of the Board; and
●	the importance of a diverse Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating trustee candidates. A trustee candidate’s background and personal experience, however, will be significant in the Board’s candidate identification and evaluation process to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, shareholders, employees, and other stakeholders.

The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) members of the Corporate Governance and Nominating Committee, (b) trustees of the Company and (c) any other party deemed appropriate by the Corporate Governance and Nominating Committee, including shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.

As part of the candidate identification process, the Corporate Governance and Nominating Committee will evaluate the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Corporate Governance and Nominating Committee also will consider the Company’s bylaws, the number of trustees expected to be elected at the next annual meeting of shareholders and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Corporate Governance and Nominating Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Corporate Governance and Nominating Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. The Corporate Governance and Nominating Committee evaluates the performance of each current trustee and considers the results of such evaluation when determining whether to recommend the nomination of such trustee for an additional term. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which trustees are to be elected or re-elected, the Corporate Governance and Nominating Committee recommends to the Board for nomination by the Board such candidates as the Corporate Governance and Nominating Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.

2024 PROXY STATEMENT	40

At an appropriate time after a vacancy arises on the Board or a trustee advises the Board of his or her intention to resign, the Corporate Governance and Nominating Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Corporate Governance and Nominating Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Corporate Governance and Nominating Committee will consider the factors listed above.

Board Oversight of Risk Management

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, each of which addresses risks specific to their respective areas of oversight as follows:

FULL BOARD AND COMMITTEES

Audit Committee

The Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including credit, liquidity and market risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. The Audit Committee also oversees our cybersecurity risk exposure and the steps taken by management to monitor and control such exposure. The Audit Committee receives regular updates regarding data protection and cybersecurity risks.

Compensation Committee

The Compensation Committee assesses and monitors compensation policies for all employees, including non-executive employees, to ensure that such practices are designed to balance risk and reward in relation to the Company’s overall business strategy and do not encourage excessive risk-taking.

Corporate Governance and
Nominating Committee

The Corporate Governance and Nominating Committee monitors the general operations of the Board and the Company’s compliance with its Corporate Governance Guidelines and applicable laws and regulations, including the applicable NYSE listing requirements. Our internal ESG Committee also reports to the Corporate Governance and Nominating Committee.

Our Board and its standing committees also receive reports from the members of management responsible for the matters considered to enable our Board and each committee to understand and discuss risk identification and risk management.

The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to monitor effectively the risks discussed above.

41	JBG SMITH PROPERTIES

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that reflects the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines are subject to periodic review by the Corporate Governance and Nominating Committee. The Corporate Governance Guidelines address, among other things:

●	the responsibilities and qualifications of trustees, including trustee independence;
●	the functioning of the Board;
●	the responsibilities, composition and functioning of the Board committees;
●	the appointment and role of the Lead Trustee, if applicable;
●	principles of trustee compensation;
●	the policies and procedures regarding trustee resignation; and
●	chief executive officer succession planning.

A copy of the Corporate Governance Guidelines is available on our website at www.jbgsmith.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to trustees, officers and employees. Among other matters, the code is intended to deter wrongdoing and promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
●	compliance with applicable governmental laws, rules and regulations;
●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
●	accountability for adherence to the code.

Any waiver of, or changes to, the Code of Business Conduct and Ethics that apply to executive officers or trustees of the Company may be made only by the Corporate Governance and Nominating Committee or another committee of our Board comprising solely independent trustees or a majority of our independent trustees. Any such waiver will be promptly disclosed as required by law or regulation of the SEC and the rules of the NYSE.

A copy of the Code of Business Conduct and Ethics is available on our website at www.jbgsmith.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

Compensation of Trustees

Our independent trustees receive compensation for services on our board for the period that commences with the annual meeting at which they are elected and concludes at the next annual meeting (prorated for partial-year terms, as applicable). Additionally, all new trustees receive a $100,000 equity award in connection with their initial election to the Board. All trustee compensation is paid in arrears following the Company’s annual meeting at the end of each such period of service.

2024 PROXY STATEMENT	42

Non-employee trustees are compensated as follows:

Annual Non-Employee Trustee Compensation

Additional compensation for non-employee Board Committee members:

	Chair Annual	Member Annual
	Retainer	Retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$5,000
Corporate Governance and Nominating Committee	$15,000	$5,000

In lieu of receiving an annual retainer in cash, a non-employee trustee may elect to receive any portion of the annual retainer in the form of LTIP Units. Trustees who are employees of the Company or its subsidiaries will not receive compensation for their services as trustees. All trustees are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties. For information on the special class of limited partnership units of the partnership designated as LTIP units (“LTIP Units”), see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units.”

The following table presents information regarding the compensation earned during 2023 by non-employee trustees who served on the Board during the year. W. Matthew Kelly is an employee of the Company and did not receive any compensation for his service as a member of the Board in 2023. The compensation paid to Mr. Kelly is presented below under “Executive Compensation” in the table titled “Summary Compensation Table” and the related explanatory tables.

	Fees Earned	Share
Name	in Cash(1)	Awards(2)	Total
Phyllis R. Caldwell	$105,000	$99,994	$204,994
Scott A. Estes	$125,000	$99,994	$224,994
Alan S. Forman	$105,000	$99,994	$204,994
Michael J. Glosserman	$110,000	$99,994	$209,994
Charles E. Haldeman, Jr.(3)	$36,667	$99,994	$136,661
Alisa M. Mall	$115,000	$99,994	$214,994
Carol A. Melton	$105,000	$99,994	$204,994
William J. Mulrow	$115,000	$99,994	$214,994
D. Ellen Shuman	$111,667	$99,994	$211,661
Robert A. Stewart	$100,000	$99,994	$199,994

(1)	Represents the amount of the annual cash retainer, including committee chair and member retainers, earned by each non-employee trustee from January 1, 2023 through December 31, 2023. As discussed below, certain non-employee trustees elect to receive the entirety of their annual cash

43	JBG SMITH PROPERTIES

retainer in the form of LTIP Units. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)	Represents the annual equity grant of LTIP Units to each non-employee trustee, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(3)	Mr. Haldeman did not stand for re-election at our annual meeting in 2023. His last day of service on the Board was May 4, 2023.

Our annual LTIP grants are made in connection with each annual meeting with respect to each one-year period of service. Such periods commence at the annual meeting at which a trustee is elected and conclude at the following annual meeting. The LTIP Units disclosed below represent the LTIP Units issued in 2023 in lieu of certain trustees’ annual board and committee cash retainers for the one-year period of service between the 2022 and 2023 annual meetings.

LTIP Units
Name	(#)
Phyllis R. Caldwell	6,969
Scott A. Estes	11,061
Alan S. Forman	9,292
Michael J. Glosserman	—
Charles E. Haldeman, Jr.(1)	9,734
Alisa M. Mall	—
Carol A. Melton	9,292
William J. Mulrow	2,544
D. Ellen Shuman	9,292
Robert A. Stewart	8,849

(1)	Mr. Haldeman did not stand for re-election at our annual meeting in 2023. His last day of service on the Board was May 4, 2023.

The following table presents the number of outstanding Formation Units and LTIP Unit awards held by each of our current trustees, other than Mr. Kelly, as of December 31, 2023.

	Formation Unit Awards	LTIP Unit Awards
	Outstanding as of	Outstanding as of
Name	December 31, 2023(1)	December 31, 2023(2)
Phyllis R. Caldwell	—	26,232
Scott A. Estes	—	63,412
Alan S. Forman(3)	—	48,060
Michael J. Glosserman	144,204	37,965
Alisa M. Mall	—	29,969
Carol A. Melton	—	59,412
William J. Mulrow	—	42,692
D. Ellen Shuman	—	58,784
Robert A. Stewart	148,247	188,437

(1)	The awards represent the grant of Formation Units to Mr. Glosserman and Mr. Stewart in July 2017.
(2)	The awards represent the number of LTIP Units granted to each non-employee trustee as part of their annual retainer and the number of LTIP Units granted to each non-employee trustee in lieu of cash as compensation for their annual retainer, if elected by the trustee. Mr. Stewart’s awards include Time-Based LTIP Units awarded to him and Performance-Based LTIP Units earned by him during his tenure as an employee of the Company.
(3)	Alan S. Forman was previously an employee of Yale University, or Yale. Pursuant to an arrangement between Yale and Alan S. Forman, Yale University is entitled to receive, as of or prior to the time Mr. Forman ceases to serve as our trustee, certain equity awards granted to Mr. Forman while employed by Yale.

2024 PROXY STATEMENT	44

Company Policies

Share Ownership Guidelines

We believe that equity ownership by our trustees and named executive officers helps align their interests with our shareholders’ interests and therefore have adopted share ownership guidelines applicable to all of our trustees and executive officers. On an annual basis, we evaluate the ownership status of the trustees and executive officers.

The Chief Executive Officer is required to own equity securities of the Company equal in value to at least six times his annual base salary, and each other named executive officer is required to own equity securities of the Company equal in value to at least three times his or her annual base salary. Non-employee trustees are required to own equity securities equal in value to five times their annual cash retainer. Named executive officers and trustees must satisfy the ownership requirements within five years of when they became subject to the policy, which was adopted on August 10, 2017.

The Corporate Governance and Nominating Committee may waive the share ownership requirements in the event of a severe hardship or in circumstances in which compliance would prevent the participant from complying with a court order.

Hedging and Pledging of Company Securities

Our Insider Trading Policy prohibits our trustees and employees, including our executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; and (iii) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Additionally the policy prohibits hedging or pledging of the Company’s securities by our named executive officers, and hedging by our trustees.

Board Self-Evaluation

Pursuant to the Company’s Corporate Governance Guidelines and the charters of the Compensation, Audit and Corporate Governance and Nominating Committees, the Corporate Governance and Nominating Committee oversees the annual self-evaluation of the Board and each committee. The self-evaluation includes presentations to the Board by each committee chairperson, and may, if deemed necessary or appropriate by the Board, include reviews and/or presentations by the Company’s independent advisors, including its legal counsel and independent auditing firm. The Corporate Governance and Nominating Committee reports the assessments to the Board, and if the Board determines that changes in its governance practices need to be made, management and the Corporate Governance and Nominating Committee will work with the Board to implement the necessary changes.

Clawback Policy

In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, in 2023 the Board adopted an updated incentive compensation recovery policy that provides for the mandatory recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.

Communications with the Board

The Chairman serves as the communication conduit for third parties who wish to communicate with the Board. Shareholders and other interested parties may communicate with the Board or specified individual trustees by sending written correspondence to the “Chairman” c/o the Chief Legal Officer of JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, who will then directly forward such correspondence to the Chairman. The Chairman will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board. If the Chairman is an executive officer of the Company, the Board will designate a Lead Trustee, who will serve as the communication conduit for third parties who wish to communicate with the Board.

45	JBG SMITH PROPERTIES

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or ever has been an officer or employee of the Company, and no member of the Compensation Committee had any relationships during 2023 requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves as a member of a board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2023 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

2024 PROXY STATEMENT	46

Executive Officers

The following table sets forth certain information regarding our executive officers.

Name	Position With the Company	Age as of the Annual Meeting
W. Matthew Kelly	Chief Executive Officer	51
M. Moina Banerjee	Chief Financial Officer	42
Kevin “Kai” Reynolds	Chief Development Officer	54
George L. Xanders	Chief Investment Officer	38
Steven A. Museles	Chief Legal Officer and Corporate Secretary	61
David Ritchey	Chief Commercial Officer	47
Evan Regan-Levine	Chief Strategy Officer	35

Biographies

Please see “Proposal 1: Election of Trustees — Nominees for Election as Trustees” for information regarding W. Matthew Kelly.

M. Moina Banerjee

Ms. Banerjee has served as our Chief Financial Officer since December 2020, prior to which she served as Executive Vice President, Head of Capital Markets since December 2018 and as an Executive Vice President since our formation in 2017. Ms. Banerjee worked at JBG from August 2010 until our formation, serving as a Principal in the Investments group and on the Management Committee. Prior to joining JBG, Ms. Banerjee worked at the Blackstone Group in New York, focusing primarily on office, hotel, and senior living acquisitions. She also worked within Citigroup’s (NYSE: C) Investment Banking Division in New York. Ms. Banerjee has served on the Board of Directors of Expedia Group, Inc. (NASDAQ: EXPE), a global travel platform, and chair of its Audit Committee, since February 2023. Ms. Banerjee graduated with a Bachelor of Science in International Economics from Georgetown University and earned a Master of Business Administration from The Wharton School of the University of Pennsylvania.

Kevin “Kai” Reynolds

Mr. Reynolds has served as our Chief Development Officer since December 2018, prior to which he served as our Co-Chief Development Officer since our formation in 2017. Mr. Reynolds worked at JBG from May 2003 until our formation, serving as a JBG partner and on the Management Committee and was responsible for overseeing the Development group. Mr. Reynolds has over 20 years of real estate experience. Prior to joining JBG, he worked in development for Gables Residential. Mr. Reynolds received his Bachelor of Arts from the University of Western Ontario and a Master of Business Administration from the University of North Carolina’s Kenan-Flagler Business School.

47	JBG SMITH PROPERTIES

George L. Xanders

Mr. Xanders has served as our Chief Investment Officer since January 2021, prior to which he served as Executive Vice President, Co-Head of Acquisitions since January 2019 and as an Executive Vice President since the Company’s formation in 2017. Mr. Xanders has been a member of JBG SMITH’s Investment Committee since January 2019. Prior to our formation, Mr. Xanders worked at JBG beginning in July 2008, serving as an Executive Vice President in the Investments group. Mr. Xanders graduated with a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill.

Steven A. Museles

Mr. Museles has served as our Chief Legal Officer and Corporate Secretary since our formation in 2017. From August 2013 until joining JBG in March 2017, Mr. Museles served as Chief Legal Officer and Chief Compliance Officer of Alliance Partners, a credit-focused asset management firm. Prior to joining Alliance Partners, Mr. Museles served in several capacities at CapitalSource Inc. (NYSE: CSE), a specialty finance company, including as a member of the Board of Directors, Co- Chief Executive Officer, and Chief Legal Officer and Secretary. Prior to joining CapitalSource, he practiced corporate and securities law as a partner at Hogan Lovells. Mr. Museles served on the Board of Directors of Revolution Acceleration Acquisition Corp (NASDAQ: RAAC) from December 2020 to July 2021. Mr. Museles received his Bachelor of Arts from the University of Virginia and Juris Doctor from the Georgetown University Law Center.

David Ritchey

Mr. Ritchey has served as our Chief Commercial Officer since 2023, prior to which he was Executive Vice President and Director of Commercial Leasing and Asset Management, responsible for overseeing all aspects of the commercial portfolio since joining the Company in 2017. Before joining the Company, Mr. Ritchey was a Senior Vice President at CBRE, Inc. where he completed a wide range of office leasing, investment sales, and national consulting assignments. Mr. Ritchey also led CBRE's Technology and Media practice in the Washington Region. Earlier in his career, he was a development executive for Clark Realty Capital, LLC and a commercial real estate broker for The CAC Group. Mr. Ritchey received his Bachelor of Arts from Washington & Lee University and Master of Science in Real Estate Development from the Massachusetts Institute of Technology.

Evan Regan-Levine

Mr. Regan-Levine has served as our Chief Strategy Officer since January 2024, prior to which he served as Executive Vice President of Research and Strategic Innovation in our Investments Group since 2019. In that role he was responsible for guiding the firm’s investment strategy with data and analytics and driving large scale strategic initiatives, and special projects. Prior to our formation, Mr. Regan-Levine worked at JBG beginning in March of 2013 in the Investments group. Before joining JBG, he worked at Monday Properties and Jones Lang LaSalle. Mr. Regan‐Levine received his Bachelor of Arts from Georgetown University.

2024 PROXY STATEMENT	48

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers. Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion should be read together with the compensation tables and related disclosures appearing later in this Proxy Statement.

This section presents information concerning compensation arrangements for our named executive officers for 2023. Compensation decisions for our named executive officers are made by the Compensation Committee which administers our executive compensation programs. The Compensation Committee believes the Company has strong compensation practices as evidenced by the fact that in every year except one since its inception the Company received above 90% shareholder support for its Say-on-Pay proposals.

For the year ended 2023, our named executive officers and their titles were as follows:

W. Matthew Kelly Chief Executive Officer	M. Moina Banerjee Chief Financial Officer	Kevin “Kai” Reynolds Chief Development Officer
George L. Xanders Chief Investment Officer	Steven A. Museles Chief Legal Officer & Secretary

Executive Summary

The Company is continuing its long-term strategy that includes continuing the lease-up of the operating portfolio and the completion and stabilization of its under-construction assets and shifting away from office in favor of a majority multifamily portfolio (of which National Landing represents an important opportunity), all in the face of the prolonged effects of the pandemic and evolution to hybrid work. While we have made material progress to date, this strategy requires a significant amount of time to complete and should ultimately result in a positive outcome for shareholders.

Total Compensation		Pay Element	Objectives
		Base Salary	To provide competitive fixed pay at a level that fairly rewards executives for their value to the organization in successfully performing their respective roles

Fixed Component

Annual Incentive Cash Bonus

To incentivize management to achieve the Company’s strategic and financial goals for the fiscal year, based on quantitative metrics established by the Compensation Committee at the beginning of the year

	Performance- Based Component	Annual Time-Based Equity Incentive	To align recipients with shareholders, and retain and motivate executives to create long-term shareholder value

		Annual Performance- Based Equity Incentive	To enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding executives for TSR performance in excess of predetermined absolute and relative hurdles

49	JBG SMITH PROPERTIES

2023 Business Performance Highlights

Announced Monumental Sports & Entertainment’s planned relocation to National Landing. We plan to develop a new arena for the Washington Wizards and Capitals in the Potomac Yard section of National Landing in addition to a global corporate headquarters for Monumental, Monumental’s Sports Network media studio, the Wizards practice facility, a performing arts venue and an expanded e-sports facility adjacent to the Virginia Tech Innovation Campus, the recently delivered Potomac Yard-VT Metro Station, and approximately 8.1 million square feet of future development opportunities, of which we own approximately 1.5 million square feet and serve as master developer for the remainder. The planned development is subject to definitive documentation and applicable governmental approvals.

Achieved strong operating performance despite macroeconomic headwinds: multifamily portfolio occupancy increased by 110 basis points year-over-year, ending the year at 94.7%; completed 927,000 square feet of office leases with a weighted average lease term of 5.5 years; and continued to see consistent demand for office space in National Landing from defense and technology industries (90.3% of leases (on a square footage basis) executed in 2023 were with defense and technology tenants).

Continued as a market leader in sustainability and housing affordability:

●
United States Green Building Council Leadership award for Organizational Excellence
●
5-star ranking in the GRESB Assessment for our operating portfolio and development pipeline, ranking second in our sector as a U.S. Diversified Office/Residential company and first in our sector in the development assessment for U.S. Residential Listed companies
●
Nareit Leader in the Light
●
Invested in 268 affordable housing units through the WHI Impact Pool which has preserved 2,833 affordable housing units across five jurisdictions, satisfying almost 95% of its goal to finance 3,000 units by 2025.

Completed the 2.1 million square foot Metropolitan Park, the first phase of Amazon’s new headquarters in National Landing.

Streamlined business operations amidst transition to majority multifamily and realized total G&A savings of approximately 10%: reorganized teams and internal processes to help scale our multifamily portfolio; and neared completion on 1,583 under-construction multifamily units, furthering our transformation to a majority multifamily company.

Doubled Crystal Drive retail and delivered two critical placemaking projects in National Landing: Water Park, a 1.6-acre dining destination comprising 11 different food and drink concepts; and Surreal, a unique indoor/outdoor dining concept by Michelin-rated chef Enrique Limardo of Seven Restaurant Group.

Addressed over $1.0 billion in debt in challenging market conditions: recast our $750 million revolving credit facility with a fully extended maturity date of June 2028; and addressed $398 million of debt maturing in 2023. As of year-end our weighted average debt maturity stands at 3.7 years, after adjusting for by-right extension options.

Completed $444.1 million of dispositions at attractive valuations and a weighted average capitalization rate of 5.1% (5.8% on income-producing assets and $46 per square foot on over 1.0 million square feet of land).

2024 PROXY STATEMENT	50

Executive Compensation Philosophy and Objectives

The primary objectives of our executive compensation are to (1) align the interests of our executives with those of our shareholders; (2) attract and retain the highest caliber executives in our industry; and (3) motivate executives to achieve corporate performance objectives as well as individual goals. To fulfill these objectives, we have an executive compensation program that includes three major elements — base salary, annual bonus incentives, and long-term equity incentives, which may include stock options, restricted shares or partnership unit awards and performance-based equity awards. Other than the employment agreements, clawback policy and equity incentive plan described below, we have not adopted any compensation policies, procedures, or plans with respect to named executive officer compensation.

The cornerstones of our annual executive compensation program that help us achieve our objectives include:

●

Base Salaries. Central to our ability to attract and retain our executives is providing base salaries that fairly reward them for their value to the organization in successfully performing their respective roles.

●

Incentive Compensation. Incentive compensation is an important tool for providing variable, or “at risk,” compensation tied to performance. We view it as a means to motivate and reward our executives for performance, including the achievement of our financial and operational objectives, individual goals and value creation for shareholders. In accordance with our “pay-for-performance” orientation, we deliver most of our total named executive officer compensation in the form of incentive compensation comprising short-term, annual cash incentives and long-term, equity-based incentives.

Holistically, we evaluate our executive pay program and make pay decisions within the context of a total compensation framework to ensure our overall compensation objectives are met. In doing so, we recognize the distinct nature of the individual elements of our pay program but are mindful of the interrelationship of the various components to the successful execution of our overall pay strategy.

Consistent with our philosophy, we have developed strong compensation practices while avoiding others in pursuit of our compensation objectives. These practices are as follows:

Most executive pay is variable “at risk” compensation, designed to achieve pay-for-performance objectives

Balanced mix of performance measures used to ensure a focus on our overall performance

Strong emphasis on equity-based compensation to provide long-term incentives

Compensation Committee has engaged an independent compensation consultant

Offer our executives the option of receiving additional equity-based incentives in lieu of their annual cash bonus incentive as a retention mechanism to further align their interests with the long-term interests of our shareholders

Executive officers and trustees are subject to rigorous share ownership guidelines

Clawback policy for performance-based compensation

Ó   Guaranteed salary increases, cash incentive compensation or equity grants

Ó   Extensive perquisites or supplemental benefits to our executive officers

Ó   Excise tax gross up payments

Ó   Hedging or pledging of our securities by our executive officers, including named executive officers

Ó   Single trigger change-in-control provisions

Ó   Single trigger change-in-control provisions

51	JBG SMITH PROPERTIES

Advisory Vote on Executive Compensation

SEC rules require the vote on the frequency of shareholder votes on executive compensation to be held at least once every six years. This vote was previously held at the 2018 annual meeting of shareholders, and following such vote, the Board decided that the Company would hold an advisory vote on the compensation of named executive officers at each annual meeting of shareholders until the next required vote on the frequency of shareholder votes on executive compensation. This year, we will again hold a shareholder vote on the frequency of shareholder votes on executive compensation. Our Board is recommending that shareholders vote to continue to hold the advisory vote every “1 year”. For more information, please see “Proposal 3: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation.” Following the Annual Meeting, our Board will carefully consider the shareholder vote resulting from the proposal and evaluate the options for how frequently we hold “say-on-pay” votes until the next say-on-frequency vote is conducted, which will be no later than 2030.

Each year, the Compensation Committee considers the outcome of the shareholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. In 2023, approximately 90% of the shares voted supported the compensation paid to our named executive officers in 2022.

Annual Cash Incentive Program

Our short-term incentive (cash bonus) program (“STIP”) has evolved since the Company’s formation such that a more rigid framework now applies. Despite the history of positive say-on-pay voting results, the Compensation Committee has proactively made constructive enhancements to the STIP. Payouts under our STIP were initially entirely in the discretion of the Compensation Committee when the plan was first implemented for 2018. In 2019 we implemented a more rigorous system with specific objectives and a corresponding scoring system to determine payout amounts. In 2020, we continued to refine this objective program by adjusting the potential payout amounts on both the low and high ends. Additionally, while the program provides for individual, subjective components for non-executive employees, the executive payout is 100% based on Company performance (i.e., no individual, subjective component) as determined by goals set in the beginning of each year. Finally, for 2023, to make objectives more rigorous, the Committee (i) created threshold, target, and maximum tiers for substantially all the corporate goals, (ii) weighted the goals based on their strategic importance, and (iii) added an ESG scorecard covering all the Company’s significant ESG activities.

2024 PROXY STATEMENT	52

ANNUAL CASH INCENTIVE BONUS PROGRAM EVOLUTION

The goals (and their weightings) necessary to earn the respective bonus payout amounts (as a percentage of salary) in 2023 as determined in February 2023 are set forth below:

53	JBG SMITH PROPERTIES

Role of the Compensation Committee and Management

The Compensation Committee comprises independent trustees who are responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see “Corporate Governance and Board Matters — Committees of the Board — Compensation Committee.”

When determining the compensation of our named executive officers, the Compensation Committee considers several factors it deems important, including:

●	the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance;
●	the business environment, our strategy, and our financial, operational and market performance;
●	marketplace compensation levels and practices; and
●	corporate governance and regulatory factors related to executive compensation.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The Compensation Committee makes compensation decisions for our executive officers after careful review and analysis of appropriate performance information and market compensation data as well as advice from its compensation consultant. The Compensation Committee determines the compensation for the Chief Executive Officer. In connection with determining compensation of executive officers other than the Chief Executive Officer, the Compensation Committee seeks input from the Company’s Chief Executive Officer. Any recommendations given by the Chief Executive Officer are based upon the Chief Executive Officer’s assessment of the Company’s overall performance, each executive officer’s individual performance, market compensation practices and employee retention considerations. The Compensation Committee reviews the Chief Executive Officer’s recommendations, and in its sole discretion determines all executive officer compensation. The Chief Executive Officer does not provide any recommendations to the Compensation Committee regarding his own compensation.

Role of the Compensation Consultant

The Compensation Committee relies upon outside advisors to assist in determining competitive pay levels and evaluating pay program design. In 2023, the Compensation Committee retained Ferguson Partners Consulting (“FPC”), which was first engaged by the Compensation Committee in 2018. The Compensation Committee directed FPC to, among other things: (1) assist the Compensation Committee in applying our compensation philosophy toward designing a compensation program for our executive officers, including the determination of the portion of total compensation awarded in the form of salary, annual cash incentive, and equity-based compensation, as well as selecting the appropriate performance metrics and levels of performance (e.g., threshold, target, maximum); (2) analyze current compensation conditions among the Company’s peers and assess the competitiveness and appropriateness of compensation levels for our executive officers; (3) recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deemed advisable; and (4) make specific recommendations to the Compensation Committee for base salary, annual cash incentive and equity-based awards for our executive officers. A representative from FPC attends substantially all meetings of the Compensation Committee and is available to participate in executive sessions and to communicate directly with the Compensation Committee chair or its members outside of meetings. We paid FPC approximately $114,750 in 2023 for its services as a compensation consultant. The Compensation Committee annually considers all factors relevant to FPC’s independence from management, including those identified by the NYSE, and has determined that FPC has no conflict of interest and is independent.

Use of Comparative Market Data

The Compensation Committee believes that for our compensation to be effective, it must be competitive with other real estate companies with which we may compete for executive talent. The Compensation Committee uses industry peer group data as one element of assessing and determining pay for our executive officers. Peer group data provide insights into overall market pay levels, market trends, governance practices related to compensation and industry performance.

With assistance from FPC, the Compensation Committee undertook a comprehensive review of our peer group of companies with the goal of evaluating the competitiveness of the Company’s executive compensation program. The peer group was selected based on various criteria considered by the Compensation Committee, including industry (public REITs, and where appropriate, office, multifamily, and/or diversified REITs), size (defined by total capitalization), having a Washington DC/metropolitan presence, and/or citing the Company as a peer. As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee determined not to modify the peer group that it had used last year, as shown below.

2024 PROXY STATEMENT	54

FPC noted in its peer group recommendation that the Company has three characteristics that differentiate it from its peers and the broader industry that are not directly captured in its total capitalization: (1) the Company’s significant development pipeline adds a degree of complexity that may not be matched at a number of its peers, (2) the Company manages a meaningful third-party business which distinguishes it from most other public REITs, and (3) the Company is in the process of transitioning to a majority multifamily portfolio.

The peer group recommended by the compensation consultant and approved by the Compensation Committee consists of 14 public real estate companies. As of December 31, 2023, this peer group had total capitalization ranging from approximately $2.7 billion to $8.5 billion, with a median of approximately $5.4 billion. Our total capitalization at that time of approximately $4.5 billion ranked at the 28th percentile. This peer group comprises the following companies:

Company Name	Similar Property Type	Similar Size(1)	Washington DC Presence	Cite JBG SMITH as Peer
Acadia Realty Trust		✓
COPT Defense Properties	✓	✓	✓	✓
Cousins Properties Incorporated	✓	✓		✓
Douglas Emmett, Inc.	✓	✓		✓
Easterly Government Properties, Inc.	✓	✓	✓
Empire State Realty Trust, Inc.	✓	✓		✓
Hudson Pacific Properties, Inc.	✓	✓
Paramount Group, Inc.	✓	✓
Park Hotels & Resorts Inc.		✓	✓	✓
Pebblebrook Hotel Trust		✓	✓
Tanger Inc.		✓
The Macerich Company		✓		✓
Urban Edge Properties		✓
Veris Residential, Inc.	✓	✓		✓

(1)	Defined by total capitalization.

55	JBG SMITH PROPERTIES

Elements of Executive Compensation Program

The following is a summary of the elements of, and amounts paid under, our executive compensation programs for fiscal year 2023.

Target Pay Mix. We believe that the executive management team’s compensation should be appropriately at-risk and meaningfully dependent upon the achievement of robust and objective performance requirements. As illustrated below, approximately 90% of the Chief Executive Officer’s total target 2023 compensation and 77.9% of the other named executive officers’ total target 2023 compensation was variable and subject to Company performance.

Annual Base Salary. Our named executive officers’ base salaries represent a fixed level of compensation that is meant to reward them fairly for their value to the Company based on their respective roles and responsibilities. Our named executive officers’ base salaries were negotiated as a part of their employment agreements, each of which provides that the officer’s annual base salary will be reviewed not less frequently than annually by the Compensation Committee. Pursuant to the employment agreements, the base salary cannot be decreased below the base salary set forth in the table below. When establishing and reviewing base salaries, our Compensation Committee considers each executive’s role and responsibility, experience, knowledge, unique skills and future potential with our Company, as well as salary levels for similar positions in our target market and internal pay equity. Our named executive officers’ annual base salaries for 2022, 2023 and 2024 are set forth in the table below.

	2022	Percentage	2023	Percentage	2024
Name	Base Salary	Change	Base Salary	Change	Base Salary
W. Matthew Kelly	$750,000	—	$750,000	—	$750,000
M. Moina Banerjee	$550,000	—	$550,000	—	$550,000
Kevin “Kai” Reynolds	$500,000	—	$500,000	—	$500,000
George L. Xanders	$425,000	12%	$475,000	5%	$500,000
Steven A. Museles	$400,000	—	$400,000	—	$400,000

2024 PROXY STATEMENT	56

Annual Cash Bonus. Each named executive officer has an opportunity to earn an annual cash bonus, which is designed to motivate achievement at both a company and individual level. Under the terms of their employment agreements, each of our named executive officers has a defined annual target bonus of 100% of his or her respective base salary. For our named executive officers, 100% of their bonuses depends upon the Company achieving specified goals set at the beginning of the year, such that there is no individual performance component.

Given the nature of our business and our long-term strategy, the Compensation Committee does not believe in a strict formulaic framework for measuring performance against short-term goals to determine compensation for a particular year. Execution of our strategy spans multiple submarkets with different economic drivers over many years. Development projects, which are particularly important to our strategy, take time to identify, acquire, permit, construct and stabilize. Our focus on long-term performance involves management of liquidity, leverage ratios, interest-rate risk, capital allocation and debt maturities so we can take advantage of opportunities when they arise while maintaining our operating parameters within appropriate ranges. Consequently, we believe performance must be reviewed not only for the most recent year or on a year-over-year basis, but also with a view toward managing compensation to appropriately incentivize, compensate and retain our executives. Furthermore, the Compensation Committee recognizes that there should be flexibility within the bonus program to account for unusual and extraordinary events. The Compensation Committee believes it is prudent to undertake a holistic examination of performance under the most extreme and unusual events when determining performance against short-term goals.

The Compensation Committee believes that, generally, a specific set of goals, each weighted according to its importance, should be met to earn threshold, target and maximum bonus amounts (as a percentage of salary). For 2023, our Compensation Committee implemented threshold, target, and maximum short-term incentive compensation amounts based on achieving a specified number of performance metrics, with the ability to interpolate the precise bonus amounts to the extent the number of goals met falls in between any of the following levels.

Additionally, our executives have the option to elect to receive all or a portion of their cash bonuses in the form of LTIP Units. As indicated in the charts below, Messrs. Kelly and Xanders each participated in this option, with each electing to receive 100% of their 2023 cash bonuses in the form of fully vested LTIP Units. Pursuant to the amended and restated partnership agreement (the “partnership agreement”), LTIP Units are not redeemable for common shares until two years after the date of grant.

2023 Actual Executive Pay Mix Before and
After Cash Bonus Equity Election

Before Cash Bonus Equity Election

After Cash Bonus Equity Election

57	JBG SMITH PROPERTIES

Our Compensation Committee strives to make compensation decisions that reward management for executing our strategy with the goal of creating long-term value. We do not rely on a strict formulaic framework for measuring performance against short-term goals to determine compensation awards for a particular year, but instead aim for a balanced quantitative and qualitative approach, as outlined below, that our Compensation Committee believes is appropriate to support our continued success. We focus on key drivers of value creation such as capital allocation, development activity, leasing, occupancy, Operating Portfolio Net Operating Income (NOI), and improvements in our ESG efforts.

The Compensation Committee believes that combining a quantitative and a qualitative assessment against pre-established goals allows it to:

●	evaluate management’s performance annually while taking into account our focus on value creation over the long term;
●	strike the appropriate balance between short-term objectives and long-term strategies; and
●	properly emphasize objective results while also considering subjective factors when assessing management’s performance.

Fiscal Year 2023 Executive Bonus Objectives

The table below summarizes the Company’s 2023 performance against each of the performance objectives established by the Compensation Committee in February, as well as the significance of each performance objective for purposes of determining executive compensation.

FINANCIAL OBJECTIVE (30%): Operating Portfolio Net Operating Income (NOI)(1)

Threshold	Target	Maximum	2023 Result	Objective Achievement
$306.0M	$311.0M	$316.0M	$322.0M	MAXIMUM

Why is this objective important? NOI is a supplemental portfolio performance measure that reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items, and is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets.

Performance: For the year ended December 31, 2023, the Company achieved NOI of $322.0 million, which exceeded its target goal by approximately 3.5%.

STRATEGIC OBJECTIVES (60%): Out of 8 strategic objectives, must meet 4 objectives for Threshold, 5 objectives for Target, and 7 objectives for Maximum payout.

Threshold	Target	Maximum	2023 Result	Objective Achievement
4 Objectives	5 Objectives	7 Objectives	7 Objectives	MAXIMUM

#1 Capital Allocation/Dispositions: Actively market for sale or recapitalization assets totaling $500.0M in estimated value, subject to market conditions

Target	2023 Result	Objective Achievement
Market for sale assets totaling $500M	$665.2M	MET

Why is this objective important? Recycling capital from asset sales and recapitalizations not only allows us to efficiently access capital to deleverage and create balance sheet capacity for future investment opportunities, but also allows us to sell non-core assets with lower expected potential returns and allocate proceeds to other investments with higher expected returns.

Performance: Despite the ongoing negative impact of the pandemic on office space usage and the adverse impact of extremely challenging debt capital markets on real estate capital markets, the Company exceeded its goal for marketing for sale assets by approximately $165 million.

2024 PROXY STATEMENT	58

#2 Address $398.0M of debt maturities either through sale, modification, or refinance and recast revolving credit facility, subject to market conditions

Target	2023 Result	Goal Achievement
Address $398M of debt maturities and recast revolving credit facility	Maturities addressed and credit facility recast	MET

Why is this objective important? Ensuring the Company’s debt maturities are satisfactorily addressed allows us to maintain positive relationships with the Company’s lenders and provides for a strong balance sheet.

Performance: The debt capital markets were extremely challenging in 2023 due to ongoing effects of the pandemic on valuations of commercial assets as well as exceptionally high interest rates. Despite these challenging conditions, management successfully addressed $398 million of debt maturing in 2023 and recast its credit facility into a $750 million facility that now matures in 2028.

#3 Entitle 1.1M SF of estimated potential development density, subject to uninterrupted jurisdictional review processes

Target	2023 Result	Goal Achievement
Receive approvals for entitling 1.1 million square feet of estimated potential development density	1.2M square feet entitled	MET

Why is this objective important? Successfully executing our development plans requires that we receive entitlements on land in our development pipeline to monetize that land through development, sale or ground lease. This is a critical component of our business strategy.

Performance: The Company exceeded its objective by successfully entitling Gallaudet Parcel 4 (644,200 square feet) and 1415 S. Eads Street (531,400 square feet), exceeding its goal by 75,600 square feet.

#4 Submit entitlement applications for 625K SF of estimated potential development density

Target	2023 Result	Objective Achievement
Submit applications to entitle 625,000 square feet of estimated potential development density	373,000 square feet submitted	UNMET

Why is this objective important? Successfully executing our development plans requires that we submit and entitle land in our development pipeline to monetize the value of that land through development, sale or ground lease. Creating the application for submission and submitting it in a timely manner is a critical component of our business strategy.

Performance: The Company submitted entitlement applications for an aggregate 373,000 square feet, for 2525 Crystal Drive, failing to meet its objective by 252,000 square feet. However, the Company intentionally did not submit entitlement applications for land in Potomac Yard as planned due to the unexpected potential opportunity to develop an arena for Monumental Sports & Entertainment and other nearby assets. While the Company technically did not meet this objective, the Compensation Committee took into account the reason therefore.

59	JBG SMITH PROPERTIES

#5 Achieve substantial completion of Metropolitan Park, Amazon’s first phase of its new headquarters, subject to Amazon

Target	2023 Result	Goal Achievement
Complete Metropolitan Park for Amazon Headquarters	Completed	MET

Why is this objective important? Amazon’s headquarters is a significant catalyst for National Landing and delivering it was critical to creating demand for our office space and our placemaking efforts in the neighborhood.

Performance: We completed construction of Metropolitan Park for Amazon in the second quarter of 2023 at which point this objective was met.

#6 Achieve multifamily in-service portfolio occupancy of 93.4%, excluding 2221 S. Clark Street and 900 W Street, adjusted for portfolio composition changes

Target	2023 Result	Objective Achievement
Multifamily occupancy of 93.4%	94.7% Occupied	MET

Why is this objective important? As we transition to being a majority multifamily company, maintaining the occupancy of our multifamily assets at acceptable levels becomes more important to our business.

Performance: We exceeded this objective by 130 basis points.

#7: Office leases

Target	2023 Result	Objective Achievement
Execute office leases totaling 625,000 SF	927,000 SF	MET

Why is this objective important? We generate revenue and cash by leasing commercial assets. Our ability to effectively lease these assets is an important measure of progress toward stabilizing our operating commercial portfolio. When making office leasing decisions, we consider, among other things, the creditworthiness of the tenant, the term of the lease, the rental rate to be received at inception and throughout the lease term, the costs of tenant improvements and other landlord concessions, current and anticipated operating expenses, real estate taxes, vacancy and expected future demand for the space, the impact of any expansion rights and general economic factors.

Performance: The lasting effects of the pandemic and hybrid work policies continued to adversely impact the demand for office leasing in 2023. Many prospective tenants were wary of committing to new or additional space given the continued uncertainty regarding how office space might be used differently going forward. Nonetheless, due to extraordinary efforts of the Company’s leasing team, especially with respect to renewing 350,000 square feet leased to Amazon, we exceeded this objective by approximately 48%.

#8: Present value of executed office leases to budget

Target	2023 Result	Objective Achievement
Meet or exceed present value of budget	Exceeded by 75.2%	MET

Why is this objective important? Like all important business decisions, due to the long tenure of office leases, we assess leasing transactions by measurement of their impact on the Company’s long-term Net Asset Value per share. Accordingly, the rental rate to be received at inception and throughout the lease term and the cost of tenant improvements and other landlord concessions relative to management’s assessment of market rates (as reflected in the Company’s annual budget) impacts the Company’s long-term Net Asset Value per share.

Performance: While the lasting effects of the pandemic and resulting shift to hybrid work continued to adversely impact the demand for office leasing, the present value of office leases executed in 2023 exceeded budget, and the Company exceeded this objective by 75.2%.

2024 PROXY STATEMENT	60

ESG OBJECTIVES (10%): Out of a total of 20 points based on the below scorecard, must get 12 points for Threshold, 15 points for Target and 17 points for Maximum payout.

Threshold	Target	Maximum	2023 Result	Objective Achievement
12 Points	15 Points	17 Points	20 Points	MAXIMUM

Why is this objective important? The Company is committed to ESG reporting and believes it adds value to our business.

Performance: In 2023, the Company created a scorecard covering the significant elements of our ESG effort. The scorecard is set forth below and includes sustainability, governance, human capital, and D&I elements. The Company attained the maximum 20 out of 20 points on the scorecard.

2023 ESG SCORECARD

	WEIGHT	THRESHOLD	TARGET	MAX		
ESG OBJECTIVES	10%	12	15	17	POSSIBLE	EARNED
1. Benchmark energy, water, and waste for 100% of operating assets					2	2
2. Publish ESG Report aligned with GRI, SASB, and TCFD					1	1
3. Test sustainability linked credit facility for square footage of building certifications					1	1
4. Track predicted energy, water, and embodied carbon for development pipeline					1	1
5. Design 100% of entitled development to achieve LEED and ENERGYSTAR certifications					2	2
6. Verify energy, water, waste, and carbon emissions data for operating portfolio					1	1
7. Verify carbon neutrality claim					1	1
8. Evaluate current performance targets against SBTi Net Zero Program					1	1
9. Close or have under contract financing for at least 250 units through the Washington Housing Initiative, subject to market conditions					2	2
10. Disclose in 10K filing a statement regarding annual pay equity study					1	1
11. Lease a majority of space at the Waterpark to local and/or minority-owned businesses					2	2
12. Provide financial support and in-kind donation across the focus areas of JBGS Cares, and provide employees paid time off for participation in volunteer activities					1	1
13. Maintain D&I initiatives					1	1
14. Update climate risk assessment to include transitional and financial dimensions and report to Board					1	1
15. Maintain 5-star rating in the GRESB Real Estate Assessment					1	1
16. Complete ESG assurance readiness test					1	1
				TOTAL POINTS	20	20

(1)

NOI is a non-GAAP financial measure management uses to assess an asset’s performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles.

61	JBG SMITH PROPERTIES

The Compensation Committee determined that the Company met a sufficient number of objectives set in February 2023 that, when weighted as described above, entitled executives to receive the maximum bonus of 150% of target. Consequently, the Compensation Committee awarded a bonus of 150% of target to the Company’s named executive officers.

2023 Bonus Amount and Composition

			Portion of
			Bonus
	Maximum		Elected to be
	Bonus	Bonus	Taken in
Name	Opportunity	Awarded	LTIP Units
W. Matthew Kelly	$1,125,000	$1,125,000	100%
M. Moina Banerjee	$825,000	$825,000	—
Kevin “Kai” Reynolds	$750,000	$750,000	—
George L. Xanders	$712,500	$712,500	100%
Steven A. Museles	$600,000	$600,000	—

Equity Incentive Compensation. We provide equity awards pursuant to the Omnibus Plan, which serves as the long-term incentive element of our target pay mix for our executive compensation. The Omnibus Plan provides for grants of options, share-based awards, partnership unit awards and performance-based equity awards to trustees, officers, and employees of JBG SMITH and its subsidiaries. In addition, we grant equity awards pursuant to the partnership agreement of our operating partnership, to the extent the awards are based on interests in our operating partnership. The purpose of the equity awards is to attract, retain and motivate our trustees, officers, and employees by providing them with a proprietary interest in our long-term success or compensation based on the attainment of performance goals.

2023 Annual Equity Grants

In 2021, the Compensation Committee reviewed the components of the Company’s annual equity award structure and in consultation with its compensation consultant, determined to modify the performance-based portion of that structure to more effectively incentivize its executives. The Compensation Committee determined to replace the performance-based LTIPs with AO LTIP Units that have economics identical to stock options. The AO LTIP Units were structured with a participation threshold of 110% of the grant date price, vest 50% on the third and fourth anniversaries of the grant date and have a term of 10 years. The AO LTIP Units also included a relative TSR modifier whereby the number of AO LTIP Units that will ultimately be earned will be increased or reduced by 1% of the target number of AO LTIP Units subject to the award for each percentage point the Company’s TSR relative to the companies in the Nareit FTSE Equity Office Index with a market capitalization greater than $400 million, but excluding Alexandria Real Estate Equities (the “Index”), is above the 75th percentile or below the 25th percentile, respectively, over the period commencing on the grant date and ending on the third anniversary of the grant date (the “Performance Period”). TSR means, for the Company and the Peer Companies, the total return (expressed as a percentage) that would have been realized by a shareholder who bought one share of common stock of such company at a certain baseline value on the applicable grant date, reinvested each dividend and other distribution declared during the performance period with respect to such share (without deduction for any taxes with respect to such dividends or other distributions), and sold such shares at a certain common share price on the applicable valuation date (without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale). Appropriate adjustments to TSR are made to take into account all stock dividends, stock splits, reverse stock splits and certain other events that occur during the performance period. This modification to the Company’s annual equity award structure was discussed in the meetings with investors, and investors understood and supported the rationale for the shift in our approach (i.e., the Company is currently transitioning to majority multifamily, and its performance relative to either office or multifamily companies is not as relevant during this transitory period as absolute share

2024 PROXY STATEMENT	62

price performance is) to focus more on the Company’s share price performance while including a relative performance component. These AO LTIP Units were included in the annual equity awards granted in January of 2021, 2022 and 2023.

On January 3, 2023, we granted AO LTIP Units to each named executive officer under the Omnibus Plan and the partnership agreement. For the AO LTIP Units granted on January 3, 2023, once the Compensation Committee determines the number of AO LTIP Units that become earned following the end of the three-year performance period, 50% of any AO LTIP Units that are earned will vest on the date the number of AO LTIP Units that becomes earned is determined and the remaining 50% will vest January 3, 2027, subject to continued employment.

The percentage of AO LTIP Units that may be earned (assuming the 110% of grant date price participation threshold is achieved) will be modified based on the relative TSR of JBG SMITH compared to the Peer Companies over the three-year performance period such that the maximum amount that can be earned is 125% of the target amount and the minimum that can be earned is 75% of the target amount.

On January 3, 2023 each named executive officer also received an award of LTIP Units with time-based vesting requirements (the “Time-Based LTIP Units”) under the Omnibus Plan and the partnership agreement. The Time-Based LTIP Units vest in four equal annual installments beginning on January 3, 2024, subject to continued employment.

2023 Long-Term Incentive Plan

PAY MIX AND VEHICLE

- 50% Time-Based LTIP Units
- 50% Performance-Based Appreciation Only LTIPs

PERFORMANCE METRICS

- Share Price Growth
- Modifier: Relative TSR vs. Nareit FTSE Office Equity Index constituents minus Alexandria Real Estate Equities, Inc. and companies with market capitalization less than $400 million

PERFORMANCE HURDLES

- Requires 10% Share Price Growth
- Modifier would reduce the number of units awarded relative to target by up to 25% if JBGS's relative TSR is below the 25th percentile and increase the number of units awarded relative to target by up to 25% if its relative TSR is above the 75th percentile
- *Beginning in 2024, we have adjusted the modifier such that the number of units awarded relative to target will be reduced by a flat 25% if JBGS's relative TSR is below the 25th percentile or increased by a flat 25% if JBGS's relative TSR is above the 75th percentile.*

VESTING

- Time-Based: Vests ratably over 4 years
- Performance-Based: Vests 50% on 3rd and 4th anniversaries of grant

63	JBG SMITH PROPERTIES

The table below provides information on the 2023 annual equity grants made to each of our named executive officers.

	AO LTIP Units		Time-Based LTIP Units
Name	#(1)	Value(2)	#(3)	Value(4)
W. Matthew Kelly	804,289	$2,999,998	169,395	$2,999,985
M. Moina Banerjee	167,560	$624,999	35,290	$624,986
Kevin “Kai” Reynolds	201,072	$749,999	42,348	$749,983
George L. Xanders	154,155	$574,998	32,467	$574,991
Steven A. Museles	126,675	$472,498	26,679	$472,485

(1)	Represents the number of AO LTIP Units that may be earned if maximum relative TSR performance under the AO LTIP Unit award is achieved.
(2)

Represents the grant date fair value of the AO LTIP Units granted on January 3, 2023, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)	Represents the number of Time-Based LTIP Units that may be earned if employee remains employed through all applicable vesting dates.
(4)

Represents the grant date fair value of the Time-Based LTIP Units granted on January 3, 2023, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Results of 2021 Performance-Based LTIP Units

On January 1, 2021, each named executive officer received an award of LTIP Units with performance-based vesting requirements (“2021 Performance-Based LTIP Units”) that were eligible to vest based on the relative TSR of JBG SMITH compared to our Peer Companies, as well as absolute TSR, over the three-year performance period beginning on the January 1, 2021 grant date. The terms of the 2021 Performance-Based LTIP Units provide that if our TSR is negative for the three-year performance period, 50% of the units that otherwise would have been earned based on relative TSR are automatically forfeited at the end of the performance period, and only 50% of the 2021 Performance-Based LTIP Units that otherwise would have been earned based on relative TSR may be earned if our TSR becomes positive within seven years following the end of the three-year performance period.

The relative TSR goals for the 2021 Performance-Based LTIP Units were set at the outset of the three-year period and the Company failed to attain the threshold levels of performance, resulting in a 0% payout for these awards:

						Modified
	Threshold	Target	Maximum	Actual	Percentage	Percentage
	(25% Payout)	(50% Payout)	(100% Payout)	Performance	Payout	Payout
Relative TSR:	35th percentile	55th percentile	75th percentile	29th percentile	0%	0%

The total 2023 compensation received by each of our named executive officers is as follows:

			Annual
	Base		Share	All Other	Total
Name and Principal Position(1)	Salary	Bonus	Awards(2)	Compensation	Compensation
W. Matthew Kelly	$750,000	$1,125,000	$5,999,983	$9,900	$7,884,883
Chief Executive Officer
M. Moina Banerjee	$550,000	$825,000	$1,249,985	$9,900	$2,634,885
Chief Financial Officer
Kevin “Kai” Reynolds	$500,000	$750,000	$1,499,982	$9,900	$2,759,882
Chief Development Officer
George Xanders	$475,000	$712,500	$1,149,989	$9,900	$2,347,389
Chief Investment Officer
Steven A. Museles	$400,000	$600,000	$944,983	$9,900	$1,954,883
Chief Legal Officer

2024 PROXY STATEMENT	64

(1)

The foregoing table supplements and omits certain items required by SEC rules to be reported in the Summary Compensation Table presented in the “Compensation of Executive Officers” Section in this proxy statement and is not a substitute for the amounts reported in the Summary Compensation Table.

(2)

Amounts reflect the aggregate grant date fair value of (1) Time-Based LTIP Units granted in January 2023 and (2) AO LTIP Units granted in January 2023, each calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023.

The graphic below summarizes the status and payout percentages of the performance-based award grants since 2017, including those for which the performance period is in progress and those for which an award will be earned upon achievement of positive TSR (in which case payout percentages are based on the tracking status of the award as of December 31, 2023). As shown, Company executives have earned below 50% of maximum payout in each of the last three completed periods, indicating that executive incentive pay is strongly impacted by Company performance and aligned with shareholder interests in that regard.

[1]	Status and percentage payout of in-flight awards assumes award measurement period ended on December 31, 2023.
[2]	Percentage earned contingent upon achievement of positive TSR not later than January 30, 2030.
[3]

As of December 31, 2023, the awards were tracking to earn 81.2% of their maximum payout based on their relative performance, but our share price was below the threshold share price necessary for the awards to be exercised.

[4]

As of December 31, 2023, the awards were tracking to earn 80% of their maximum payout based on their relative performance, but our share price was below the threshold share price necessary for the awards to be exercised.

65	JBG SMITH PROPERTIES

Below we have shown the grant date fair value of all CEO equity awards issued in the period between 2018-2023 versus the value actually realized on the date of vesting (or being tracked to realize for those awards that are still outstanding). Over this period, the actual realized pay value for both our CEO, whose base salary has not increased since 2018, and each of our NEOs is approximately one-half of the awards’ value at date of grant and reported in the Summary Compensation Table, below. We believe this realized pay value is indicative of our CEO’s alignment with our shareholders and illustrative of the importance of focusing upon actual pay realized rather than the grant date values reported in the Summary Compensation Table. For purposes of calculating the value of the LTIPs in lieu of cash bonuses received by our CEO in the realized pay graph below, we have used the closing price of our common shares on the grant date.

2024 PROXY STATEMENT	66

We believe our large development pipeline and placemaking strategy using multifamily, office, and retail assets and our strategy to transition to a majority multifamily portfolio distinguish our business from the other REITs in our peer set. This long-term, complex strategy has produced several game-changing accomplishments, including the 2018 selection of National Landing as Amazon’s new headquarters and the delivery of the first phase thereof, Metropolitan Park, in 2023, as well as the announced planned relocation of Monumental Sports & Entertainment to National Landing, which is expected to generate 8.1 million square feet of future development opportunities, subject to definitive documentation and applicable governmental approvals. However, as the graphics above indicate, the long-term effort to cultivate and capitalize upon these opportunities, often expected to span five or more years, is not reflected in the value of our long-term incentive awards, the performance periods of which are set at the three-year period which is the standard in our peer set.

As the graphic above indicates, Mr. Kelly’s base salary and target bonus have been unchanged since 2017, and Mr. Kelly has elected to receive 100% of his bonus in equity for six consecutive years. Since 2018, Mr. Kelly’s aggregate compensation mix is 8.1% cash and 91.9% equity.

Revised Structure of 2024 Annual Performance-Based Awards

AO LTIP Units were first included in our annual equity awards granted in January 2021 as a replacement for performance based LTIPs.  In addition to a participation threshold of 110% of the grant date price, the AO LTIPs also initially included a relative TSR modifier whereby the number of AO LTIP Units that will ultimately be earned will be increased or reduced by 1% of the target number of AO LTIP Units subject to the award for each percentage point the Company’s TSR relative to our peer companies (as defined in the applicable award agreement) is above the 75th percentile or below the 25th percentile, respectively, over the performance period.  The inclusion of AO LTIPs in our annual equity award structure was discussed in meetings with investors, who expressed support for the shift in our approach away from performance based LTIPs. Investors also understood that, in light of the Company’s ongoing transition to majority multifamily, its performance relative to either office or multifamily companies is not as relevant as absolute share price performance during the transitory period. We nonetheless believe continued inclusion of a relative performance modifier as a component of our AO LTIP structure is warranted during this transition period, and we have strengthened this modifier as our transition has progressed. In 2023, the Compensation Committee determined to revise and simplify the relative TSR modifier component of the AO LTIP Units such that it would have a greater impact on the economics of the awards.  To that end, for the AO LTIP Units issued in January 2024, the relative TSR modifier will increase the number of AO LTIP Units that will ultimately be earned by 25% if the Company’s TSR relative to the Index is above the 75th percentile and reduce the number of AO LTIP Units that will ultimately be earned by 25% if the Company’s TSR relative to the Index is below the 25th percentile.

67	JBG SMITH PROPERTIES

Other Benefits and Policies

Retirement Savings Opportunities. Our named executive officers are eligible to participate in a defined contribution retirement savings plan established pursuant to Section 401(k) of the Code that is available to all our employees. We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees.

Perquisites and Supplemental Benefits. In addition to allowing participation in our 401(k) plan described above, we offer our executives participation in health and other insurance policies that are available to all of our employees. Consistent with our culture of fairness and transparency, we believe that our executives generally should not be entitled to perquisites and supplemental benefits that are not available to all employees of the Company.

Clawback Policy. In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, the Board has adopted an updated incentive compensation recovery policy that provides for the recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.

Employment Agreements

We have entered into employment agreements with each of our NEOs. These agreements protect our executives by providing:

●	certain severance benefits in the event of termination without “cause” or resignation for “good reason” (each as defined in the agreements); and
●	enhanced severance benefits in the event of termination without “cause” or resignation for “good reason” following a change of control of our Company.

In addition, these agreements protect the Company from certain business risks such as threats from competitors, loss of confidentiality, disparagement and solicitation of employees. Consistent with good governance practices, our employment agreements do not include Section 280G excise tax gross-ups. The employment agreements, as most recently amended and restated, are described in more detail below under “Compensation of Executive Officers — Narrative Disclosure to Summary Compensation Table and Grants of Plan- Based Awards Table” section below.

Tax and Accounting Considerations

Code Section 162(m). Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer, its chief financial officer and each of its three other most highly compensated executive officers. We, like many umbrella partnership REITs, have taken the position in the past that Section 162(m) does not apply to payments to our employees from an “operating partnership,” based on private letter rulings issued by the IRS to several umbrella partnership REITs. On December 18, 2020, the IRS released final regulations under Section 162(m). The final regulations provide that compensation subject to Section 162(m) now includes compensation paid to a covered employee by an operating partnership after December 18, 2020, to the extent the publicly held corporation is allocated a distributive share of the operating partnership’s deduction for that compensation. To the extent that compensation paid by an operating partnership is paid pursuant to a written binding contract that is in effect on December 20, 2019, and that is not materially modified after that date, then it would not be subject to Section 162(m). At this time, the Company does not anticipate that these final regulations under Section 162(m) will have a material impact on the Company.

Code Section 409A. Section 409A of the Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting for Share-Based Compensation. We follow FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their share-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their share- based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted shares, restricted share units and other equity-based awards under our equity incentive

2024 PROXY STATEMENT	68

award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

69	JBG SMITH PROPERTIES

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee
ALISA M. MALL (Chair)
ALAN S. FORMAN
D. ELLEN SHUMAN

2024 PROXY STATEMENT	70

Compensation of Executive Officers

The following tables set forth certain compensation information for each of our named executive officers for the past three years. Our named executive officers are: W. Matthew Kelly, our Chief Executive Officer, M. Moina Banerjee, our Chief Financial Officer, Kevin “Kai” Reynolds, our Chief Development Officer, George L. Xanders, our Chief Investment Officer, and Steven A. Museles, our Chief Legal Officer.

Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded or paid to our named executive officers in the fiscal years ended December 31, 2023, 2022, and 2021.

				Share	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Total
W. Matthew Kelly	2023	$750,000	$1,125,000	$5,999,983	$9,900	$7,884,883
Chief Executive Officer	2022	$750,000	$1,125,000	$5,999,994	$9,150	$7,884,144
	2021	$750,000	$1,125,000	$14,215,815	$8,700	$16,099,515
M. Moina Banerjee	2023	$550,000	$825,000	$1,249,985	$9,900	$2,634,885
Chief Financial Officer	2022	$550,000	$825,000	$1,099,987	$9,150	$2,484,137
	2021	$550,000	$825,000	$3,674,169	$8,700	$5,057,869
Kevin “Kai” Reynolds	2023	$500,000	$750,000	$1,499,982	$9,900	$2,759,882
Chief Development Officer	2022	$500,000	$750,000	$1,499,988	$9,150	$2,759,138
	2021	$500,000	$750,000	$4,249,176	$8,700	$5,507,876
George L. Xanders	2023	$475,000	$712,500	$1,149,989	$9,900	$2,347,389
Chief Investment Officer	2022	$425,000	$637,500	$999,974	$9,150	$2,071,624
	2021	$375,000	$562,500	$3,599,161	$8,700	$4,545,361
Steven A. Museles	2023	$400,000	$600,000	$944,983	$9,900	$1,954,883
Chief Legal Officer	2022	$400,000	$600,000	$944,976	$9,150	$1,954,126
	2021	$400,000	$600,000	$3,694,151	$8,700	$4,702,851

(1)	Amounts reflect cash bonuses for services rendered in each of 2023, 2022, and 2021. For a discussion of how the 2023 bonuses were determined, see “Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Cash Bonus” above. Messrs. Kelly and Xanders each elected to receive the entirety of their 2023, 2022 and 2021 bonuses in the form of LTIP Units. The following LTIP Units were awarded on January 2, 2024 for services rendered in 2023: Mr. Kelly — 78,836 LTIP Units and Mr. Xanders — 49,929 LTIP Units. The number of LTIPs issued was determined by dividing the cash amount of the bonus the named executive officer elected to forego by the grant date fair value as calculated in accordance with FASB ASC Topic 718. Each of Mr. Kelly and Mr. Xanders actually earned an award under the Company's 2023 Short Term Incentive Compensation Plan at the maximum level. The following LTIP Units were awarded on February 17, 2023 for services rendered in 2022: Mr. Kelly — 70,754 LTIP Units and Mr. Xanders — 40,094 LTIP Units. The following LTIP Units were awarded on February 18, 2022 for services rendered in 2021: Mr. Kelly — 50,698 LTIP Units and Mr. Xanders — 25,349 LTIP Units.
(2)	The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the named executive officer. Amounts for 2023 reflect the aggregate grant date fair value of (1) Time-Based LTIP Units granted in January 2023 and (2) AO LTIP Units granted in January 2023. All amounts shown reflect the aggregate grant date fair value of the awards, each as calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023. Amounts for 2022 reflect the aggregate grant date fair value of (1) Time-Based LTIP Units granted in January 2022 and (2) AO LTIP Units granted in January 2022. All amounts shown reflect the aggregate grant date fair value of the awards, each as calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022. Amounts for 2021 reflect the aggregate grant date fair value of (1) Time-Based LTIP Units granted in January 2021, (2) Performance-Based LTIP Units granted in January 2021, (3) Time-Based LTIP Units granted in July 2021 and (4) Performance-Based LTIP Units granted in July 2021. The assumptions used to calculate these amounts are described in Note 13 to our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021. For further detail and discussion of each of these awards, see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table” below.
(3)	Amounts for 2023, 2022, and 2021 consist of the value of our 401(k) plan match.

71	JBG SMITH PROPERTIES

Grants of Plan-Based Awards in 2023

The following table sets forth information concerning the grants of plan-based awards made to each of our named executive officers for the fiscal year ended December 31, 2023.

				Estimated Future Payouts Under			All Other
				Equity Incentive Plan Awards			Stock		Grant Date
				Threshold	Target	Maximum	Awards:		Fair Value
	Grant			Units	Units	Units	Number of		of Awards
Name	Date	Award Type		(#)	(#)	(#)	Units (#)		($)(2)
W. Matthew Kelly	01/03/2023	Time-based LTIP Unit		—	—	—	169,395	(3)	2,999,985
	01/03/2023	AO LTIP Unit	(1)	482,573	643,431	804,289	—		2,999,998
	02/17/2023	LTIP Unit		—	—	—	70,754	(4)	1,124,989
M. Moina Banerjee	01/03/2023	Time-based LTIP Unit		—	—	—	35,290	(3)	624,986
	01/03/2023	AO LTIP Unit	(1)	100,536	134,048	167,560	—		624,999
Kevin “Kai” Reynolds	01/03/2023	Time-based LTIP Unit		—	—	—	42,348	(3)	749,983
	01/03/2023	AO LTIP Unit	(1)	120,643	160,858	201,072	—		749,999
George L. Xanders	01/03/2023	Time-based LTIP Unit		—	—	—	32,467	(3)	574,991
	01/03/2023	AO LTIP Unit	(1)	92,493	123,324	154,155	—		574,998
	02/17/2023	LTIP Unit		—	—	—	40,094	(4)	637,495
Steven A. Museles	01/03/2023	Time-based LTIP Unit		—	—	—	26,679	(3)	472,485
	01/03/2023	AO LTIP Unit	(1)	76,005	101,340	126,675	—		472,498

(1)	The AO LTIP Units are structured in the form of profits interests that provide for a share of appreciation determined by the increase in the value of a common share at the time of conversion over the participation threshold of $20.83. The AO LTIP Units are subject to a TSR modifier whereby the number of AO LTIP Units that will ultimately be earned relative to target will be increased or reduced by as much as 25% based on the Company’s TSR compared to its Nareit FTSE Equity Office Index peers with a market capitalization at the beginning of the Calculation Period greater than $400 million, but excluding Alexandria Real Estate Equities. The AO LTIP Units have a three-year performance period with 50% of the AO LTIP Units that are earned vesting at the end of the three-year performance period and the remaining 50% vesting on the fourth anniversary of the grant date, subject to continued employment. The AO LTIP Units have a 10-year term from the grant date.
(2)	The amounts presented in this column represent the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the named executive officers in 2023 based on the maximum number of units that may be earned. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report of Form 10-K for the year ended December 31, 2023.
(3)	Represents the number of Time-Based LTIP Units awarded in January 2023, which vest in four equal annual installments beginning on January 3, 2024, subject to continued employment through the applicable vesting date.
(4)	Represents the number of LTIP Units awarded in lieu of cash bonus in February 2023, which were fully vested as of the date of grant.

2024 PROXY STATEMENT	72

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

NEO Employment Agreements

On February 18, 2021, we entered into amended and restated employment agreements with Messrs. Kelly, Reynolds, Xanders and Museles, and Ms. Banerjee. The amended and restated employment agreements made several clarifying changes but did not alter the material terms of the agreements, which are described below.

Term

The original term of each employment agreement has expired, and the term of each employment agreement automatically renews for a one-year period upon expiration of the then-current term, unless 180 days’ prior written notice of non-renewal is provided by either party or the executive officer is earlier terminated or resigns. Neither the Company nor any executive officer has provided a notice of non- renewal.

Base Salary, Target Bonus and Benefits

The employment agreements provide for annual base salaries for each of the foregoing executive officers, as set forth in the “Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Base Salary.” Each such executive officer’s employment agreement provides that their base salary is subject to review at least annually for possible increase, but not decrease. The employment agreements also establish annual cash bonus targets for each executive officer, expressed as a percentage of annual base salary, as set forth in “Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Cash Bonus.” In addition, the employment agreements provide that each executive officer will be entitled to participate in benefit plans and programs as are made available to our senior level executives or to our employees generally.

Severance

Under each employment agreement, if the executive is terminated without “cause” or resigns for “good reason” (each as defined in his or her employment agreement), they will be entitled to certain severance benefits, including enhanced benefits upon a qualifying termination that occurs in connection with a change in control, as described in detail below under “— Potential Payments Upon Termination or Change in Control.”

Net-Better Cutback

If any payments to any executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code, and would cause the executive officer to become subject to the excise tax imposed under Section 4999 of the Code, then such payments will be reduced to the amount that would not cause the named executive officer to be subject to the excise tax if such a reduction would put the executive officer in a better after-tax position than if the executive officer were to pay the excise tax.

Restrictive Covenants

Each executive officer is subject to a perpetual non-disclosure covenant, a non-competition covenant through the first anniversary of the date the executive officer’s employment terminates for any reason, and a non-solicitation of employees and consultants covenant through the second anniversary of the date the executive officer’s employment terminates for any reason.

73	JBG SMITH PROPERTIES

LTIP Units

Pursuant to the partnership agreement, the partnership may issue compensatory partnership interests in the form of LTIP Units, which, in general, are a special class of limited partnership units of the partnership that are structured in a manner intended to qualify as “profits interests” for federal income tax purposes. LTIP Units may be subject to vesting requirements as determined prior to grant. Generally, LTIP Units receive the same quarterly (or other period) per-unit profit distributions as the outstanding common limited partnership units (“OP Units”) beginning as of the date specified in the vesting agreement pursuant to which the LTIP Units are issued (the “Distribution Participation Date”). Net income and net loss are allocated to each LTIP Unit from the Distribution Participation Date for such LTIP Unit in amounts per LTIP Unit equal to the amounts allocated per OP Unit for the same period, with certain exceptions, including special allocations as provided under the partnership agreement. If LTIP Units are held for more than three years from the date of grant before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition may qualify to be taxed as long-term capital gain.

The partnership maintains a capital account balance for each LTIP Unit as of the date of grant, and a corresponding “Book-Up Target,” which will generally correspond to the capital account balance of the general partner on a per-unit basis, and the Book-Up Target will be reduced by certain specified allocations and forfeitures until the LTIP Unit capital account balance has reached parity with the capital account balance of the general partner on a per-unit basis (as provided in the partnership agreement), and the Book-Up Target equals zero. The partnership will maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, except as provided in the partnership agreement, and will make corresponding adjustments to the LTIP Units to maintain such correspondence upon the occurrence of certain specified adjustment events. A holder of LTIP Units has the right to convert all or a portion of vested LTIP Units into OP Units, which are then subsequently redeemable for common shares, as provided in the partnership agreement. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a vested LTIP Unit until the Book-Up Target has been reached.

LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right beginning on the second anniversary of the date of the grant of the LTIP Units. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

Performance-Based LTIP Units

Under the Company’s 2017 Omnibus Share Plan, participants may earn awards in the form of Performance-Based LTIP Units based on the achievement of certain financial goals and/or performance hurdles, which may include share price, absolute TSR and TSR relative to our peer group over a specified measurement period, or other performance metrics. Prior to 2022, the Company granted its annual performance-based equity awards to executive officers in the form of Performance-Based LTIP Units. Since 2022, the Company has granted its annual performance-based equity awards to executive officers in the form of Appreciation-Only LTIP Units.

Performance-Based LTIP Units are valued by reference to the value of a common share. The employment conditions, the length of the period for vesting and other applicable conditions and restrictions of Performance-Based LTIP Unit awards, including computation of financial metrics and/or achievement of pre-established performance goals, are established prior to grant. Such Performance-Based LTIP Unit awards may provide the holder with rights to distributions or dividend equivalents prior to vesting. It is anticipated that net income and net loss will be allocated to each Performance-Based LTIP Unit from the date of issuance until the Distribution Participation Date in amounts per Performance-Based LTIP Unit equal to 10% of the amounts allocated per OP Unit for the same period.

Like LTIP Units, Performance-Based LTIP Unit awards are structured in a manner intended to qualify as “profits interests” for federal income tax purposes. Assuming the Performance-Based LTIP Units are treated as profits interests, under current law, compensation income should not be recognized by the recipient upon grant or vesting, and, correspondingly, we will not be entitled to deduct any compensation expense upon grant or vesting. The holder of the Performance-Based LTIP Units is entitled to receive distributions with respect to such Performance-Based LTIP Units to the extent that may be provided for in the partnership agreement, as modified by the award agreement, and is not entitled to receive distributions prior to the applicable Distribution Participation Date. If Performance-Based LTIP Units are held for more than three years from the date of grant before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition may qualify to be taxed as long-term capital gain.

2024 PROXY STATEMENT	74

Appreciation-Only LTIP Units

Appreciation-Only LTIPs (“AO LTIP Units”) are a class of partnership interests in the partnership and are intended to qualify as “profits interests” for federal income tax purposes and are designed to have economics comparable to stock options in that, assuming vesting, they allow the recipient to realize value above a threshold level set at the time of award. Since 2022, the Company granted its annual performance-based equity awards to executive officers in the form of AO LTIP Units instead of Performance-Based LTIP Units.

“Formation Units” are a type of AO LTIP Unit that were generally granted to certain individuals in connection with our formation in 2017 under the partnership agreement and the Omnibus Plan. The Formation Units were subject to vesting over a five-year period following the formation as follows: 25% of each grant of Formation Units vested on July 18, 2020, 25% of each grant of Formation Units vested on July 18, 2021, and 50% of each grant of Formation Units vested on July 18, 2022, respectively, subject to continued employment.

The value of vested AO LTIP Units is realized through conversion into a number of LTIP Units, and subsequent conversion into OP Units, determined on the basis of how much the value of a common share has increased since the award date. The conversion ratio between AO LTIP Units and OP Units, which starts out at zero, is the quotient of (i) the excess of the value of a common share on the conversion date above the per share value at the time the AO LTIP Unit was granted over (ii) the value of a common share as of the date of conversion. This conversion ratio is similar to a “cashless exercise” of stock options, whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the option is being exercised and the total exercise price. Like options, AO LTIP Units have a finite term (10 years) over which their value may increase and during which they may be converted into LTIP Units (and in turn, OP Units).

Because the AO LTIP Units are outstanding partnership interests, until conversion to vested LTIP Units, holders of AO LTIP Units will receive special allocations of liquidating gains and liquidating losses as provided under the partnership agreement. Holders of AO LTIP Units will not receive distributions or allocations of net income or net loss prior to vesting and conversion to vested LTIP Units and, as a result, will be required to fund their tax liability relating to any special allocations they receive with respect to their AO LTIP Units from other sources. However, upon conversion of AO LTIP Units to vested LTIP Units, the holder will be entitled to receive a distribution per unit equal to 10% of the per unit distributions received by holders of OP Units during the period from the grant date of the AO LTIP Units through the date of such conversion, or such other fraction as specified in the applicable award agreement. Upon conversion of AO LTIP Units to vested LTIP Units, the holder generally is entitled to receive allocations of net income and net loss such that the ratio of (i) the total amount of net income or net loss with respect to each AO LTIP in such taxable year to (ii) the total amount distributed to that AO LTIP with respect to such period is equal (as nearly as practicable) to the ratio of (i) to (ii) with respect to the general partner’s OP Units for such taxable year, with certain exceptions, including any special allocations as provided under the partnership agreement. As a result, assuming that the partnership makes distributions equal to or greater than its taxable income, holders of AO LTIP Units should receive distributions that equal or exceed the amount of any allocations of taxable income they have been allocated.

Any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition of any AO LTIP Units held for more than three years from the date of grant of the AO LTIP Units before being transferred, may qualify to be taxed as long-term capital gain.

75	JBG SMITH PROPERTIES

Outstanding Equity Awards at Fiscal Year-End December 31, 2023

The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2023.

													Equity
											Equity		Incentive
											Incentive		Plan
											Plan		Awards:
											Awards:		Market
											Number of		or Payout
											Unearned		Value of
				Number of							Shares,		Unearned
			Number of	Securities						Market	Units or		Shares,
			Securities	Underlying				Number of		Value of	Other		Units or
			Underlying	Options				Shares or		Shares or	Rights		Other
			Options	Not			Option	Units That		Units that	that		Rights that
			Exercisable/	Exercisable/		Option	Exercise	Have Not		Have Not	Have Not		Have Not
		Grant	Units	Units Not		Expiration	Price	Vested		Vested	Vested		Vested
Name	Award Type	Date	Convertible(1)	Convertible(2)		Date	($)	(#)		($)(3)	(#)		($)(3)
W. Matthew Kelly	Formation Unit	7/18/2017	199,460			7/18/2027	37.10
	Time-Based LTIP Unit	1/31/2020						19,470	(4)	331,185
	Performance-Based LTIP Unit	1/31/2020									26,352	(9)	448,248
	Time-Based LTIP Unit	1/1/2021						51,352	(5)	873,498
	Time-Based LTIP Unit	7/29/2021						128,000	(6)	2,177,280
	Performance-Based LTIP Unit	7/29/2021									31,500	(10)	535,815
	Time-Based LTIP Unit	1/3/2022						82,236	(7)	1,398,834
	AO LTIP Unit	1/3/2022		540,540	(11)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023						169,395	(8)	2,881,409
	AO LTIP Unit	1/3/2023		643,431	(12)	1/3/2033	20.83
M. Moina Banerjee	Formation Unit	7/18/2017	70,174			7/18/2027	37.10
	Time-Based LTIP Unit	1/31/2020						2,920	(4)	49,669
	Performance-Based LTIP Unit	1/31/2020									3,952	(9)	67,224
	Time-Based LTIP Unit	1/1/2021						7,916	(5)	134,651
	Time-Based LTIP Unit	7/29/2021						43,000	(6)	731,430
	Performance-Based LTIP Unit	7/29/2021									10,500	(10)	178,605
	Time-Based LTIP Unit	1/3/2022						15,075	(7)	256,426
	AO LTIP Unit	1/3/2022		99,098	(11)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023						35,290	(8)	600,283
	AO LTIP Unit	1/3/2023		134,048	(12)	1/3/2033	20.83
Kevin “Kai” Reynolds	Formation Unit	7/18/2017	107,816			7/18/2027	37.10
	Time-Based LTIP Unit	1/31/2020						4,867	(4)	82,788
	Performance-Based LTIP Unit	1/31/2020									6,587	(9)	112,045
	Time-Based LTIP Unit	1/1/2021						12,838	(5)	218,374
	Time-Based LTIP Unit	7/29/2021						43,000	(6)	731,430
	Performance-Based LTIP Unit	7/29/2021									10,500	(10)	178,605
	Time-Based LTIP Unit	1/3/2022						20,559	(7)	349,709
	AO LTIP Unit	1/3/2022		135,134	(11)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023						42,348	(8)	720,339
	AO LTIP Unit	1/3/2023		160,858	(12)	1/3/2033	20.83

2024 PROXY STATEMENT	76

													Equity
											Equity		Incentive
											Incentive		Plan
											Plan		Awards:
											Awards:		Market
											Number of		or Payout
											Unearned		Value of
				Number of							Shares,		Unearned
			Number of	Securities						Market	Units or		Shares,
			Securities	Underlying				Number of		Value of	Other		Units or
			Underlying	Options				Shares or		Shares or	Rights		Other
			Options	Not			Option	Units That		Units that	that		Rights that
			Exercisable/	Exercisable/		Option	Exercise	Have Not		Have Not	Have Not		Have Not
		Grant	Units	Units Not		Expiration	Price	Vested		Vested	Vested		Vested
Name	Award Type	Date	Convertible(1)	Convertible(2)		Date	($)	(#)		($)(3)	(#)		($)(3)
George L. Xanders	Formation Unit	7/18/2017	62,668			7/18/2027	37.10
	Time-Based LTIP Unit	1/31/2020						2,417	(4)	41,113
	Performance-Based LTIP Unit	1/31/2020									3,271	(9)	55,640
	Time-Based LTIP Unit	1/1/2021						7,274	(5)	123,731
	Time-Based LTIP Unit	7/29/2021						43,000	(6)	731,430
	Performance-Based LTIP Unit	7/29/2021									10,500	(10)	178,605
	Time-Based LTIP Unit	1/3/2022						13,704	(7)	233,105
	AO LTIP Unit	1/3/2022		90,090	(11)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023						32,467	(8)	552,264
	AO LTIP Unit	1/3/2023		123,324	(12)	1/3/2033	20.83
Steven A. Museles	Formation Unit	7/18/2017	20,215			7/18/2027	37.10
	Formation Unit	8/2/2018	10,242			8/2/2028	37.10
	Time-Based LTIP Unit	1/31/2020						3,066	(4)	52,153
	Performance-Based LTIP Unit	1/31/2020									4,150	(9)	70,592
	Time-Based LTIP Unit	1/1/2021						8,086	(5)	137,543
	Time-Based LTIP Unit	7/29/2021						43,000	(6)	731,430
	Performance-Based LTIP Unit	7/29/2021									10,500	(10)	178,605
	Time-Based LTIP Unit	1/3/2022						12,951	(7)	220,297
	AO LTIP Unit	1/3/2022		85,134	(11)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023						26,679	(8)	453,810
	AO LTIP Unit	1/3/2023		101,340	(12)	1/3/2033	20.83

(1)	Represents the number of one-time AO LTIP equity-based awards designated as “Formation Units,” under the partnership agreement and the Omnibus Plan awarded in July 2017, which fully vested in July 2022.
(2)	Represents the number of AO LTIP Units granted on January 3, 2022 and January 3, 2023, which vest 50% on each of the third and fourth anniversaries of the date of grant.
(3)	The values under this column are calculated based on the closing price of our common shares of $17.01 as of December 29, 2023.
(4)	Represents the unvested portion of Time-Based LTIP Units awarded on January 31, 2020, which vest 25% on each of the first four anniversaries of January 31, 2020.
(5)	Represents the unvested portion of Time-Based LTIP Units awarded on January 1, 2021, which vest 25% on each of the first four anniversaries of January 1, 2021.
(6)	Represents the unvested portion of Time-Based LTIP Units awarded on July 29, 2021, which vest 50% on the fifth anniversary of grant and 25% on each of the sixth and seventh anniversaries of grant.
(7)	Represents the number of Time-Based LTIP Units awarded on January 3, 2022, which vest 25% on each of the first four anniversaries of January 3, 2022.
(8)	Represents the number of Time-Based LTIP Units awarded on January 3, 2023, which vest 25% on each of the first four anniversaries of January 3, 2023.
(9)	Represents the unvested and not forfeited portion of the Performance-Based LTIP Units awarded on January 31, 2020 which vested 50% upon Compensation Committee determination of the amount of Performance-Based LTIP Units earned for the three-year performance period and will vest 50% on the fourth anniversary of the date of grant, subject to achievement of performance goals and continued employment. The Performance-Based LTIP Units were earned at 16.4%. Given that our TSR was negative for the three-year performance period, 50% of the units that otherwise would have been earned based on relative TSR were automatically forfeited at the end of the performance period, and only 50% of the Performance-Based LTIP Units that otherwise would have been earned based on relative TSR may be earned if our TSR becomes positive within seven years following the end of the three-year performance period.
(10)	Represents the number of Performance-Based LTIP Units awarded on July 29, 2021, which may be incrementally earned based upon the Company’s achievement of four share price targets within a seven-year performance period. 17.5%, 22.5%, 27.5%, and 32.5% of the award is

77	JBG SMITH PROPERTIES

earned on each date prior to the seventh anniversary of the grant date on which the Company achieves average closing share price targets of $35.00, $40.00, $45.00, and $50.00, respectively, for a consecutive 20-trading day period. Any Performance-Based LTIPs Units earned will vest 50% on the fifth anniversary of grant and up to an additional 25% on each of the sixth and seventh anniversaries of grant. As our share price as of December 31, 2023 had not met the minimum closing share price target of $35.00, the amount shown represents the number of Performance- Based LTIP Units assuming the achievement of such minimum closing share price target.
(11)	Represents the target number of AO LTIP Units awarded on January 3, 2022. The AO LTIP Units were issued with a participation threshold of 110% of the grant date price ($32.30), vest 50% on the third and fourth anniversaries of the grant date and have a term of 10 years. The AO LTIP Units are subject to a TSR modifier whereby the number of AO LTIP Units that will ultimately be earned will be increased or reduced by up to 25%.
(12)	Represents the target number of AO LTIP Units awarded on January 3, 2023. The AO LTIP Units were issued with a participation threshold of 110% of the grant date price ($20.83), vest 50% on the third and fourth anniversaries of the grant date and have a term of 10 years. The AO LTIP Units are subject to a TSR modifier whereby the number of AO LTIP Units that will ultimately be earned will be increased or reduced by up to 25%.

2023 Option Exercises and Shares Vested

The following table sets forth information regarding the option exercises and share vesting during the fiscal year ending December 31, 2023. The Company has no outstanding options. There were no option exercises in fiscal year 2023 and the amount shown under “LTIP Awards” represents the vesting of Time-Based and Performance-Based LTIP Units. The value on vesting is calculated by multiplying the number of LTIP Units vested on each date by the market value of our common shares on such date, which is assumed to be the per share closing price on the NYSE on the applicable vesting date.

	Option Awards		LTIP Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
W. Matthew Kelly	—	—	199,243	3,515,030
M. Moina Banerjee	—	—	21,488	368,312
Kevin “Kai” Reynolds	—	—	34,088	577,371
George L. Xanders	—	—	60,301	1,094,407
Steven A. Museles	—	—	17,834	316,384

Employee Retirement Plan

We do not provide a retirement plan other than a 401(k) plan.

Deferred Compensation

We do not provide any deferred compensation programs.

Potential Payments upon Termination or Change in Control

The following summarizes the payments that we may be required to make to our named executive officers in connection with a termination of employment or change in control.

Employment Agreements

As described above, the Company previously entered into employment agreements with each of its named executive officers. The following discussion summarizes the payments we may be required to make under the employment agreements upon the following termination events: (i) termination by us without “cause” or by the named executive for “good reason” other than a termination within two years following a “change in control” of the Company; (ii) termination by us without “cause” or by the named executive for “good reason” within two years following a “change in control” of the Company; and (iii) death or disability of the named executive officer. The potential payments to the named executive officers will vary depending on which one of these termination events occurs.

2024 PROXY STATEMENT	78

Regardless of the reason for any termination of employment, each named executive officer is entitled to receive the following benefits upon termination pursuant to his employment agreement with the Company: (i) payment of any unpaid portion of the named executive officer’s base salary through the effective date of termination; (ii) payment of any accrued but unused vacation pay through the effective date of termination, to the extent provided by the Company’s vacation policy; (iii) reimbursement for any outstanding reasonable business expenses; and (iv) payment of any compensation or benefits as may be required by any Company employee benefit plans or programs.

Termination by us for “Cause” or by the named executive officer without “Good Reason”

If we terminate any named executive officer’s employment agreement for “cause” or the named executive officer terminates his or her employment agreement without “good reason,” the executive will only receive the benefits described in the paragraph immediately above, regardless of the reason for the termination of employment.

Termination by us without “Cause” or by the named executive officer for “Good Reason”, outside of a Change in Control

If we terminate any named executive officer without “cause” or a named executive officer terminates his or her employment for “good reason,” in either case other than following the execution of a definitive agreement the consummation of which would result in, or within two years following, a change in control, the named executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) cash payment equal to one times the sum of the named executive officer’s base salary and target bonus, (ii) a pro rata bonus for the year of termination, determined based on actual performance, (iii) health care continuation for 18 months, (iv) certain equity vesting benefits as described in the following sentence, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. With respect to the equity vesting benefits referenced in (iv) above, any LTIP Units or other equity awards without performance conditions will vest, and for any Performance-Based LTIP Units and other performance-based awards, a pro rata portion of the awards scheduled to vest on the next vesting date will vest (if earned pursuant to the terms and conditions of the award agreement) based on the number of days completed in the vesting cycle then in process for such awards up to and including the date of termination, divided by the total number of days in such vesting cycle; provided, however, that if any applicable award agreement would provide for more favorable treatment in a specific circumstance, such award agreement shall govern.

Termination by us without “Cause” or by the named executive officer for “Good Reason”, following a Change in Control

If we terminate any named executive officer without “cause” or the named executive officer terminates his or her employment for “good reason,” in either case following the execution of a definitive agreement the consummation of which would result in, or within two years following, a change in control, the named executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) cash payment equal to two times (or three times for W. Matthew Kelly) the sum of such named executive officer’s base salary and target bonus, (ii) a pro rata amount of his or her target annual bonus for the year of termination, (iii) health care continuation for two years, (iv) certain equity vesting benefits as described in the next sentence, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. With respect to the equity vesting benefits referenced in (iv) above, all outstanding unvested equity-based awards will vest. With respect to the cash payment referenced in (i) above, as of February 2024, all employment agreements provide for cash payment equal to three times the sum of such named executive officer’s base salary and target bonus.

For purposes of the employment agreements, the terms, “Cause,” “Good Reason” and “Change in Control” are defined as follows:

“Cause” generally means the named executive officer’s (i) conviction of, or plea of guilty or nolo contendere to, a felony; (ii) willful and continued failure to use reasonable best efforts to substantially perform his or her duties (other than such failure resulting from the named executive officer’s incapacity due to physical or mental illness) that the named executive officer fails to remedy to our reasonable satisfaction within 30 days after our written notice of such failure; or (iii) willful misconduct that is materially economically injurious to us.

79	JBG SMITH PROPERTIES

“Good reason” generally means: (i) a reduction in base salary or target annual bonus, (ii) a material diminution in position, authority, duties or responsibilities or the assignment of duties materially and adversely inconsistent with the named executive officer’s position as provided under the named executive officer’s employment agreement; (iii) a relocation of employment to a location outside of the Washington, DC metropolitan area; or (iv) our material breach of any provision of the employment agreement or any equity agreement with the named executive officer, which will be deemed to include (x) the named executive officer’s not holding the title prescribed under the employment agreement, (y) failure of our successor to assume the employment agreement and (z) the named executive officer no longer reporting directly to our Chief Executive Officer (or, in the case of W. Matthew Kelly, our Board).

“Change in Control” means the occurrence of one of the following events:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding common shares (the “Outstanding Company Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of trustees (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this section, the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (d) any acquisition by any entity pursuant to a transaction that complies with the provisions of sections (iii)(1), (2) and (3) below;
(ii)	Any time at which individuals who, as of the date hereof, constitute the Board of Trustees of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

The compensation payable to named executive officers upon such terminations or change in control will be paid in a single lump sum. The other benefits will be conditioned upon the named executive’s continued compliance with the non-competition, non-solicitation, confidentiality and other covenants contained in the employment agreement. All of the foregoing benefits payable upon termination are conditioned upon the named executive’s execution of a general release of claims.

Death or Disability

If a named executive’s employment is terminated by reason of “disability” or death, the executive, or his or her beneficiary, legal representative or estate, in the case of his death, will be entitled to receive: (i) vesting of a prorated portion of any outstanding unvested Performance-Based LTIP Units scheduled to vest on the next vesting date (if earned pursuant to the terms and conditions of the award agreement) based on the number of days completed in the vesting cycle then in process for such awards up to and including the date of termination, divided by the total number of days in such vesting cycle; provided, however, if any applicable award agreement would provide for more favorable treatment in a specific circumstance, such award agreement shall govern, (ii) vesting of all outstanding unvested LTIP Units, (iii) a pro rata bonus for the year of termination, determined based on actual performance, and (iv) any unpaid

2024 PROXY STATEMENT	80

annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. Under the employment agreement, the Company may terminate the named executive’s employment for “disability” if, as a result of the executive’s incapacity due to physical or mental illness, he or she has been substantially unable to perform his or her duties under the agreement for a continuous period of 180 days, and within 30 days after written notice of termination is given after such 180-day period, the executive shall not have returned to the substantial performance of his or her duties on a full-time basis.

Omnibus Plan

The Omnibus Plan provides that if the Company experiences a change in control, then the Compensation Committee may take one or more of the following actions with respect to outstanding awards, in its sole discretion: (i) settle the awards for an amount of cash or securities; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a change in control) upon which the vesting of such awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Compensation Committee) after closing or (v) provide that for a period of at least 20 days prior to the change in control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the change in control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the change in control and if the change in control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force and effect as of the consummation of the change in control. Under the Omnibus Plan, the term “change in control” has the same meaning assigned to such term in the employment agreements.

81	JBG SMITH PROPERTIES

Quantification of Benefits under the Termination and Change in Control Events

The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to our named executive officers under the terms of their employment agreements described above upon termination under various scenarios, or upon a change in control without a termination, as of December 31, 2023.

	Termination				No Termination
			Without Cause/
			For Good
			Reason Upon
			or Within Two
	Without		Years Following
	Cause/For		a Change of		Death/		Change in
Name	Good Reason		Control		Disability		Control(1)
W. Matthew Kelly
Cash Severance	$1,500,000		$4,500,000	(2)	$—		$—
Pro Rata 2023 Bonus	$1,125,000	(3)	$750,000	(4)	$1,125,000	(3)	$—
Healthcare Benefits	$27,129		$36,172		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$7,662,206		$7,662,206		$7,662,206		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$448,248		$448,248		$448,248		$—
Accelerated Vesting of AO LTIP Units(7)	$—		$—		$—		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$11,172,254
M. Moina Banerjee
Cash Severance	$1,100,000		$2,200,000	(2)	$—		$—
Pro Rata 2023 Bonus	$825,000	(3)	$550,000	(4)	$825,000	(3)	$—
Healthcare Benefits	$27,129		$36,172		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,772,459		$1,772,459		$1,772,459		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$67,224		$67,224		$67,224		$—
Accelerated Vesting of AO LTIP Units(7)	$—		$—		$—		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$2,860,283
Kevin “Kai” Reynolds
Cash Severance	$1,000,000		$2,000,000	(2)	$—		$—
Pro Rata 2023 Bonus	$750,000	(3)	$500,000	(4)	$750,000	(3)	$—
Healthcare Benefits	$27,129		$36,172		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$2,102,640		$2,102,640		$2,102,640		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$112,045		$112,045		$112,045		$—
Accelerated Vesting of AO LTIP Units(7)	$—		$—		$—		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$3,235,285
George L. Xanders
Cash Severance	$950,000		$1,900,000	(2)	$—		$—
Pro Rata 2023 Bonus	$712,500	(3)	$475,000	(4)	$712,500	(3)	$—
Healthcare Benefits	$20,247		$26,996		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,681,643		$1,681,643		$1,681,643		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$55,640		$55,640		$55,640		$—
Accelerated Vesting of AO LTIP Units(7)	$—		$—		$—		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$2,757,882
Steven A. Museles
Cash Severance	$800,000		$1,600,000	(2)	$—		$—
Pro Rata 2023 Bonus	$600,000	(3)	$400,000	(4)	$600,000	(3)	$—
Healthcare Benefits	$24,116		$32,154		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,595,232		$1,595,232		$1,595,232		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$70,592		$70,592		$70,592		$—
Accelerated Vesting of AO LTIP Units(7)	$—		$—		$—		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$2,686,423

(1)	Consists of a Change in Control under the Omnibus Plan in which the Compensation Committee, in its sole discretion, elects to settle all outstanding awards, whether vested or unvested, for cash, as permitted under the Omnibus Plan. Amounts assume that, with respect to the Performance-Based LTIP Units, the Compensation Committee elects, in its sole discretion, to deem the performance conditions satisfied at maximum level, as permitted under the Omnibus Plan. Amounts calculated as the product of (x) the number of any Time-Based LTIP Units that

2024 PROXY STATEMENT	82

have not vested and the number of all Performance-Based LTIP Units, at the maximum level, that have not vested, respectively, multiplied by (x) the closing price of our common shares of $17.01 on December 29, 2023. No value is attributable to the Formation Units because the “participation threshold” ($37.10) of the Formation Units was in excess of the closing price of our common shares on December 29, 2023. No value is attributable to the 2022 AO LTIP Units because the “participation threshold” ($32.30) of the 2022 AO LTIP Units was in excess of the closing price of our common shares on December 29, 2023. No value is attributable to the 2023 AO LTIP Units because the “participation threshold” ($20.83) of the 2023 AO LTIP Units was in excess of the closing price of our common shares on December 29, 2023.
(2)	Represents cash severance payment equal to two times (or three times for W. Matthew Kelly) the sum of such named executive officer’s 2023 base salary and 2023 target bonus. As of February 2024, all employment agreements provide for cash severance payment equal to three times the sum of such named executive officer’s base salary and target bonus.
(3)	Based on the assumption that the termination of employment occurs on December 31, 2023, the “pro rata” bonus payment is equivalent to the actual bonus paid for such entire fiscal year.
(4)	Based on the assumption that the termination of employment occurs on December 31, 2023, the “pro rata” bonus payment is equivalent to the target bonus for such fiscal year.
(5)	Amount calculated as (i) the number of units that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2023 Table) multiplied by (ii) the closing price of our common shares of $17.01 on December 29, 2023.
(6)	Amount calculated based on our absolute TSR and TSR relative to our peer group for each Performance-Based LTIP Unit award over a specified period ending December 31, 2023 and (i) for termination without Cause or for Good Reason not in connection with a Change in Control, or termination upon death or Disability, represents a pro rata portion of the awards scheduled to vest on the next vesting date, except where the award agreement provides for more favorable treatment, and (ii) for termination without Cause or for Good Reason upon or within two years following a Change in Control, represents full vesting of the award.
(7)	Accelerated vesting of 2022 and 2023 AO LTIP Units is calculated as the difference between the closing price of our common shares of $17.01 on December 29, 2023 and the “participation threshold” ($32.30) of the 2022 AO LTIP Units or the “participation threshold” ($20.83) of the 2023 AO LTIP Units. As the value is negative, we have ascribed no value.

Equity Compensation Plan Information

The following table sets forth certain information concerning our common shares authorized for issuance under the Omnibus Plan and our Employee Share Purchase Plan (the “ESPP”) as of December 31, 2023.

Number of
Securities
	Number of			Remaining
	Securities to			Available
	be Issued		Weighted-	for Future Issuance
	Upon		Average	Under Equity
	Exercise of		Exercise Price	Compensation
	Outstanding		of Outstanding	Plans (Excluding
	Options,		Options,	Securities
	Warrants and		Warrants and	Reflected in
Name	Rights		Rights	First Column)
Equity compensation plans approved by shareholders(1)	21,812,638	(2)	$—	7,498,831	(3)
Equity compensation plans not approved by shareholders	—		$—	—
Total equity compensation plans	21,812,638		$—	7,498,831

(1)	Each of the Omnibus Plan, as subsequently amended, and the ESPP was adopted by our Board on June 23, 2017, approved by our sole shareholder on July 10, 2017 and became effective as of July 17, 2017.
(2)	This amount represents the number of our common shares that may be issued upon conversion of OP units, including those that may be received upon conversion of LTIP Units, Time-Based LTIP Units, AO LTIP Units, Performance-Based LTIP Units, unvested Time-Based restricted common shares, unvested Performance-Based restricted common shares and Formation Units awarded under the Omnibus Plan. This amount assumes that the maximum number of our common shares is issued upon achievement of the performance targets for the AO LTIP, Performance-Based LTIP Units and Performance-Based restricted common shares.
(3)	As of December 31, 2023, there were 5,786,463 common shares available for future issuance under the Omnibus Plan and 1,712,368 common shares available for future issuance under the ESPP.

83	JBG SMITH PROPERTIES

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.

To identify the “median employee” from our employee population, we used W-2 Medicare compensation for employees (annualizing such compensation for employees who had worked less than the 12-month period) and excluding our CEO from the calculation. We did not use any statistical sampling techniques and did not make any cost of living adjustments in identifying our median employee. Using this methodology, we determined that we had 850 employees as of December 31, 2023. We identified our median employee from this employee population.

The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $7,884,883. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $89,861. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2023 is 87.6 to 1. The SEC’s rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Pay Versus Performance Tables

The following table sets forth information concerning the compensation actually paid to our Chief Executive Officer (“CEO”) and to our other NEOs compared to Company performance for the years ended December 31, 2023, 2022, 2021, and 2020.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see Compensation Discussion and Analysis beginning on page 49. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

			Average		Value of Initial Fixed
			Summary		$100 Investment
	Summary		Compensation	Average	Based on:
	Compensation		Table Pay for	CAP to		Peer	GAAP	Operating
	Table Pay for	CAP to	Other	Other		Group	Net Income	Portfolio
Year	CEO(1)(2)	CEO(3)(4)	NEOs(1)(2)	NEOs(3)(4)	TSR(5)	TSR(5)	(Loss)(6)	NOI(6)
2023	$7,884,883	$5,141,313	$2,424,259	$1,814,083	$49.46	$63.33	$(91,709)	$322,004
2022	$7,884,144	$(804,352)	$2,534,133	$432,042	$52.69	$62.07	$98,986	$339,217
2021	$16,099,515	$7,359,471	$4,936,407	$2,882,484	$76.41	$99.51	$(89,725)	$332,034
2020	$7,396,015	$2,097,239	$2,193,868	$660,294	$80.78	$81.56	$(67,261)	$301,904

(1)	For each year shown, the CEO was W. Matthew Kelly. For 2023, the other NEOs were M. Moina Banerjee, Kevin “Kai” Reynolds, George L. Xanders and Steven A. Museles. For 2022, the other NEOs were David P. Paul, M. Moina Banerjee, Kevin “Kai” Reynolds and George L. Xanders. For 2021, the other NEOs were David P. Paul, M. Moina Banerjee, Kevin “Kai” Reynolds and Steven A. Museles. For 2020, the other NEOs were David P. Paul, Stephen W. Theriot, Kevin “Kai” Reynolds and M. Moina Banerjee.
(2)	The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 71. See the footnotes to the SCT for further detail regarding the amounts in this column.
(3)	Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The following tables reflect the adjustments made to SCT total compensation to compute CAP for our CEO and average CAP for our other NEOs.

2024 PROXY STATEMENT	84

CEO

				Plus
				Change in		Plus Change	Minus	Plus
			Plus	Value of	Plus	in Value	Value of	Dividends on
			Value of	Prior	Value of	of Prior	Forfeited	Unvested
	SCT	Minus	New	Years	New	Years	Prior	Awards /
	Total	SCT Equity	Unvested	Unvested	Vested	Vested	Years	Accrued	Equals
	Comp	Awards	Awards	Awards	Awards	Awards	Awards	Dividends*	CAP
2023	$7,884,883	$(5,999,983)	$5,068,621	$(999,029)	$—	$(126,630)	$(1,037,819)	$351,270	$5,141,313
2022	$7,884,144	$(5,999,994)	$3,210,671	$(5,736,996)	$—	$(609,131)	$—	$446,954	$(804,352)
2021	$16,099,515	$(14,215,815)	$11,035,582	$(3,648,491)	$—	$(94,367)	$(2,226,061)	$409,108	$7,359,471
2020	$7,396,015	$(5,999,965)	$4,601,686	$(2,036,456)	$—	$(447,038)	$(1,684,069)	$267,066	$2,097,239

Other NEOs (Average)

				Plus
				Change in		Plus Change	Minus	Plus
			Plus	Value of	Plus	in Value	Value of	Dividends on
			Value of	Prior	Value of	of Prior	Forfeited	Unvested
	SCT	Minus	New	Years	New	Years	Prior	Awards /
	Total	SCT Equity	Unvested	Unvested	Vested	Vested	Years	Accrued	Equals
	Comp	Awards	Awards	Awards	Awards	Awards	Awards	Dividends*	CAP
2023	$2,424,259	$(1,211,234)	$1,023,217	$(302,797)	$—	$(19,968)	$(180,489)	$81,095	$1,814,083
2022	$2,534,133	$(1,212,483)	$648,814	$(1,467,596)	$—	$(174,512)	$—	$103,686	$432,042
2021	$4,936,407	$(3,630,832)	$2,832,680	$(890,744)	$—	$(19,024)	$(441,401)	$95,398	$2,882,484
2020	$2,193,868	$(1,143,725)	$877,182	$(612,985)	$—	$(177,355)	$(542,502)	$65,811	$660,294

*	Reflects the dividends calculated on unvested awards as of the record dates in the year declared.
(4)	Calculated in accordance with FASB ASC Topic 718.
(5)	Reflects the cumulative TSR of the Company and FTSE Nareit Equity Office Index for the year ended December 31, 2020, the two-years ended December 31, 2021, the three years ended December 31, 2022, and the four years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
(6)	Amounts in thousands.

85	JBG SMITH PROPERTIES

The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2023, of the compensation actually paid to our CEO and the average compensation actually paid to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the FTSE Nareit Equity Office Index (our “Peer Group”), (ii) our GAAP net income, and (iii) our Operating Portfolio NOI (in each case as set forth in the table above).

2024 PROXY STATEMENT	86

Financial Performance Measures.  The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the section titled “Elements of Executive Compensation Program”.

Most Important Financial Performance Measures
Operating Portfolio NOI
Total Shareholder Return
Capital Recycling
Leasing Volume
Development Activities

87	JBG SMITH PROPERTIES

Security Ownership of Certain Beneficial Owners and Management

As of February 26, 2024, we had approximately 91.7 million common shares outstanding and 9.9 million OP Units outstanding (other than OP Units owned by us) for an aggregate of approximately 101.6 million outstanding shares and OP Units. This section sets forth information regarding the beneficial ownership of our executive officers, trustees and holders known to us to hold more than 5% of our common shares.

Security Ownership of Trustees and Executive Officers

The table below sets forth the beneficial ownership of the Company’s securities by each of its trustees and named executive officers and by its trustees and executive officers as a group as of February 26, 2024.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all securities shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, the address of each named person is c/o JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.

To our knowledge, no shares beneficially owned by any executive officer or trustee, except Robert A. Stewart, have been pledged as security.

			Percentage of
	Number of	Percentage of	All Common
	Common Shares	All Common	Shares and OP
	and OP Units(1)	Shares(2)	Units(3)
W. Matthew Kelly(4)	1,056,320	1.1%	1.0%
M. Moina Banerjee(5)	176,804	*	*
Phyllis R. Caldwell(6)	20,252	*	*
Scott A. Estes(7)	94,305	*	*
Alan S. Forman(8)	27,304	*	*
Michael J. Glosserman(9)	509,824	*	*
Alisa M. Mall(10)	16,639	*	*
Carol A. Melton(11)	44,051	*	*
William J. Mulrow(12)	31,634	*	*
Kevin “Kai” Reynolds(13)	512,834	*	*
D. Ellen Shuman(14)	41,276	*	*
Robert A. Stewart(15)	950,143	1.0%	*
George L. Xanders(16)	189,216	*	*
Steven A. Museles(17)	39,707	*	*

All trustees and executive officers as a group (16 people)(18)	3,798,975	4.0%	3.7%

*	Less than 1.0%
(1)

Includes, for the named person(s), the sum of (a) the total number of common shares and (b) the total number of common shares issuable to such person(s) upon exchange of certain interests in our Operating Partnership within 60 days of February 26, 2024, including vested OP Units and

2024 PROXY STATEMENT	88

booked-up, vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units and excludes any vested LTIP Units that have not yet booked up that could otherwise be converted into OP Units.

(2)

The total number of common shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 91,682,472 common shares outstanding within 60 days of February 26, 2024 and (b) the number of common shares that are issuable to such person(s) upon exchange of certain interests in our Operating Partnership that are exchangeable for common shares within 60 days of February 26, 2024, including vested OP Units and booked-up, vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. Assumes that all vested OP Units and all booked-up, vested LTIP Units that each person owns have been exchanged for common shares.

(3)

The total number of common shares and OP Units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 91,682,472 common shares outstanding within 60 days of February 26, 2024, (b) 9,916,857 OP Units vested and outstanding within 60 days of February 26, 2024 (other than OP Units held by us) and (c) 1,566,101 outstanding booked-up, vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. Assumes that all outstanding booked-up, vested LTIP Units that each person owns have been converted into OP Units.

(4)

Consists of 6,577 common shares, 382,004 vested OP Units and 667,739 vested LTIP Units (including 94,201 LTIP Units granted in lieu of cash bonus) convertible into OP Units within 60 days of February 26, 2024. Does not include 671,895 OP Units held through a limited liability company in which certain trusts for the benefit of parties other than Mr. Kelly own equity interests, as to which Mr. Kelly disclaims beneficial ownership. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 787,974 Time-Based LTIP Units that remain subject to time-based vesting conditions or are fully vested but have not yet booked up.

(5)

Consists of 16,901 common shares, 148,159 vested OP Units and 11,744 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 142,530 Time-Based LTIP Units that remain subject to time-based vesting conditions.

(6)	Consists of 20,252 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes 5,980 fully vested LTIP Units which have not yet booked up.
(7)

Consists of 50,000 common shares and 44,305 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes 19,107 fully vested LTIP Units which have not yet booked up.

(8)

Consists of 5,363 common shares and 21,941 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes 10,525 fully vested LTIP Units which have not yet booked up. Mr. Forman was previously an employee of Yale University, or Yale. Pursuant to an arrangement between Yale and Alan S. Forman, Yale is entitled to receive, as of or prior to the time Mr. Forman ceases to serve as our trustee, all LTIP Units and other equity awards granted to Mr. Forman while employed by Yale, or 15,594 LTIP Units, 3,523 of which have not yet booked up, as to which Mr. Forman disclaims beneficial ownership. Pursuant to the arrangement, while employed by Yale, Mr. Forman received trustee compensation (including trustee fees, equity awards and dividends) on behalf of, or as a nominee for, Yale.

(9)

Consists of 485,189 vested OP Units and 24,635 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes 13,330 fully vested LTIP Units which have not yet booked up. The total also excludes 74,712 OP Units held through a limited liability company in which certain trusts for the benefit of parties other than Mr. Glosserman own equity interests, as to which Mr. Glosserman disclaims beneficial ownership.

(10)	Consists of 16,639 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes 13,330 fully vested LTIP Units which have not yet booked up.
(11)

Consists of 2,500 common shares and 41,551 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes 17,861 fully vested LTIP Units which have not yet booked up.

(12)	Consists of 31,634 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes 11,058 fully vested LTIP Units which have not yet booked up.
(13)

Consists of 9 common shares, 360,253 vested OP Units and 152,572 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 164,596 Time-Based LTIP Units that remain subject to time-based vesting conditions or are fully vested but have not yet booked up.

(14)	Consists solely of 41,276 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes 17,508 fully vested LTIP Units which have not yet booked up.
(15)

Consists of 770,749 vested OP Units and 179,394 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 9,568 Time-Based LTIP Units that remain subject to time-based vesting conditions or are fully vested but have not yet booked up. Subsequent to February 26, 2024, Mr. Stewart pledged as collateral for a line of credit 289,387 OP Units of the 950,143 vested OP Units and vested LTIP Units.

(16)

Consists of 8,350 common shares, 4,800 vested OP Units and 176,066 vested LTIP Units (including 40,692 LTIP Units granted in lieu of cash bonus) convertible into OP Units within 60 days of February 26, 2024. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 231,137 Time-Based LTIP Units that remain subject to time-based vesting conditions or are fully vested but have not yet booked up.

(17)

Consists of 5,822 common shares, and 33,885 vested LTIP Units convertible into OP Units within 60 days of February 26, 2024. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 121,500 Time-Based LTIP Units that remain subject to time-based vesting conditions or are fully vested but have not yet booked up.

89	JBG SMITH PROPERTIES

(18)	This group includes David Ritchey, our Chief Commercial Officer, and Evan Regan-Levine, our Chief Strategy Officer.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s securities by each holder of five percent or more of our common shares as of February 26, 2024.

	Number of
	Common Shares	Percentage of	Percentage of All
	and Partnership	All Common	Common Shares and
	Units(1)	Shares	Partnership Units(2)

BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	18,192,553	19.8%	17.6%

The Vanguard Group, Inc.(4) 100 Vanguard Boulevard, Malvern, PA 19355	15,269,196	16.7%	14.8%

		7.7
Long Pond Capital, LP and affiliated entities(5) 527 Madison Avenue, 15th Floor, New York, NY 10022	7,028,426	7.7%	6.8%

Morgan Stanley and Morgan Stanley Capital Services LLC(6) 1585 Broadway, New York, NY 10036	6,508,972	7.1%	6.3%

State Street Corporation(7) State Street Financial Center, One Lincoln Street, Boston, MA 02111	6,322,466	6.9%	6.1%

Norges Bank (Central Bank of Norway)(8) Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway	6,027,930	6.6%	5.8%

(1)	Consists solely of common shares.
(2)	The total number of common shares and OP Units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 91,682,472 common shares outstanding within 60 days of February 26, 2024, (b) 9,916,857 OP Units vested and outstanding within 60 days of February 26, 2024 (other than OP Units held by us) and (c) 1,566,101 outstanding booked-up, vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. Assumes that all outstanding booked-up, vested LTIP Units that each person owns have been converted into OP Units.
(3)	Based on information provided in a Schedule 13G/A filed on January 19, 2024 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 17,689,037 common shares and sole dispositive power with respect to 18,192,553 common shares.
(4)	Based on information provided in a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, Inc. The Vanguard Group, Inc. has shared voting power with respect to 156,453 common shares, sole dispositive power with respect to 15,008,415 common shares and shared dispositive power with respect to 260,781 common shares.
(5)	Based on information provided in a Schedule 13G/A filed on February 13, 2024 jointly by Long Pond Capital LP (“Long Pond LP”), Long Pond Capital GP, LLC (“Long Pond LLC”), and John Khoury, the principal of Long Pond LP and a Canadian citizen (“Khoury” and jointly, the “Long Pond Reporting Persons”). Each of the Long Pond Reporting Persons have shared voting power over 7,028,426 common shares, and shared dispositive power over 7,028,426 common shares purchased by Long Pond LP through the accounts of certain private funds (the “Funds”). Long Pond LP serves as the investment manager to the Funds and may direct the vote and disposition of the 7,028,426 common shares held by the Funds. Long Pond LLC serves as the general partner of Long Pond LP and may direct Long Pond LP to direct the vote and disposition of the 7,028,426 common shares held by the Funds. As the principal of Long Pond LP, Mr. Khoury may direct the vote and disposition of the 7,028,426 common shares held by the Funds.
(6)	Based on information provided in a Schedule 13G filed on February 8, 2024 jointly by Morgan Stanley and Morgan Stanley Capital Services LLC. Morgan Stanley has shared voting power with respect to 6,481,530 common shares, and shared dispositive power with respect to 6,508,972 common shares. Morgan Stanley Capital Services LLC has shared voting power with respect to 6,446,888 common shares and shared dispositive power with respect to 6,446,888 common shares.
(7)	Based on information provided in a Schedule 13G/A filed on January 30, 2024 by State Street Corporation. State Street Corporation has shared voting power with respect to 4,967,385 common shares and shared dispositive power with respect to 6,322,266 common shares.
(8)	Based on information provided in a Schedule 13G/A filed on February 13, 2024 by Norges Bank (The Central Bank of Norway). Norges Bank (The Central Bank of Norway) has sole voting power with respect to 6,027,930 common shares and sole dispositive power with respect to 6,027,930 common shares.

2024 PROXY STATEMENT	90

Certain Relationships and Related Party Transactions

Related Party Transactions Policy

Our Board has adopted a written policy regarding transactions with related persons, which we refer to as our “related party transactions policy.” Our related party transactions policy requires that a “related party,” which is defined as (i) any person who is or was a trustee, nominee for trustee, or executive officer of the Company at any time since the beginning of the last fiscal year, even if such person does not presently serve in that role; (ii) any person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares when the related party transaction in question is expected to occur or exist (or when it occurred or existed); and (iii) any person who is or was an immediate family member of any of the foregoing when the related party transaction in question is expected to occur or exist (or when it occurred or existed), must promptly disclose any “related party transaction” (defined as any transaction directly or indirectly involving any related party that is required to be disclosed under Item 404(a) of Regulation S-K) to the Chief Legal Officer. Related party transactions must be approved or ratified by either the Corporate Governance and Nominating Committee or the full Board.

Management Subcontracts

We provide third-party asset management and real estate services for the benefit of the JBG Legacy Funds, which are entities owned in part by members of our senior management, and the WHI Impact Pool. Such services are provided pursuant to management subcontracts and other service agreements. In 2023, we earned approximately $21.3 million, including expense reimbursements, in aggregate fees pursuant to these agreements.

Partnership Agreement

In connection with the formation, in July 2017, we entered into the partnership agreement with the limited partners, some of whom are our trustees and executive officers, in our operating partnership. As of the Record Date, we owned, directly or indirectly, approximately 90.2% of the partnership interests in our operating partnership. In the future, we may issue additional interests in our operating partnership to trustees or executive officers.

Subject to certain specified notice requirements, periodic limits and minimum thresholds set forth in the partnership agreement, a limited partner may generally exercise a redemption right to redeem OP Units at any time beginning the later of (1) August 1, 2018 and (2) twelve months from the date of the issuance of the limited partnership units held by the limited partner, subject to certain limitations in terms of timing and the total number of OP Units that can be redeemed in a single year. In addition, we may reduce or waive the holding period.

Indemnification Agreements

We entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust’s receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the real estate investment trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the real estate investment trust if it shall ultimately be determined that the standard of conduct was not met.

91	JBG SMITH PROPERTIES

Miscellaneous

Other Matters to Come Before the Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2025 Annual Meeting

Any proposal of a shareholder intended to be included in our proxy statement for the 2025 Annual Meeting pursuant to SEC Rule 14a-8 must be received by us no later than 5:00 pm on November 13, 2024 unless the date of our Annual Meeting is more than 30 days before or after April 25, 2024, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.

In addition, our bylaws permit shareholders to nominate trustees and present other business for consideration at our annual meeting of shareholders. To make a trustee nomination or present other business for consideration at the annual meeting of shareholders to be held in 2025, you must submit a timely notice in accordance with the procedures described in our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2025 Annual Meeting must be received no earlier than October 14, 2024 and no later than 5:00 p.m., Eastern Time, on November 13, 2024. If, however, the 2025 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

In order for an eligible shareholder or group of shareholders to nominate a trustee nominee for election at our 2025 annual meeting pursuant to the proxy access provision of our bylaws, notice of such nomination and other required information must be received by our Company between October 14, 2024 and November 13, 2024. Our bylaws state that such notice and other required information must be received by the Company not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (with adjustments if the 2025 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting).

Householding of Proxy Materials

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, we will promptly send a copy to you if you address your written request to or call JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, Attention: Kevin Connolly at (240) 333-3837 or email kconnolly@jbgsmith.com. If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting Investor Relations in the same manner.

2024 PROXY STATEMENT	92

Important Notice Regarding The Availability of Proxy Materials for The Shareholder Meeting to Be Held on
April 25, 2024

This Proxy Statement and our 2023 Annual Report are available on our website at www.jbgsmith.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement and our Annual Report will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement.

By Order of the Board of Trustees,

Steven A. Museles
Chief Legal Officer and
Corporate Secretary

Bethesda, Maryland
March 13, 2024

93	JBG SMITH PROPERTIES

Annex A

Amendment No. 4

to the

JBG SMITH Properties

2017 Omnibus Share Plan

The 2017 Omnibus Share Plan of JBG SMITH Properties, effective July 17, 2017, as amended (the “Plan”), is hereby amended as follows, subject to and effective upon approval by the Company’s shareholders:

1.The first sentence of Section 2 of the Plan is hereby amended in its entirety to read as follows:

“Subject to the provisions of this Section 2 or any adjustment as provided in Section 18, effective April 25, 2024, awards may be granted under the Plan with respect to 25,830,200 Share Equivalents (as defined below), which, in accordance with the share counting provisions of this Section 2, would result in the issuance of up to a maximum of 25,830,200 common shares, par value $.01, of beneficial interest in the Trust (the “Shares”) if all awards granted under the Plan were Full Value Awards (as defined below) and 25,830,200 Shares if all awards granted under the Plan were not Full Value Awards.”

2024 PROXY STATEMENT	94

2024

Notice of Annual Meeting of Shareholders and Proxy Statement

JBG SMITH

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V29445-P05208 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! JBG SMITH PROPERTIES 4747 BETHESDA AVENUE, SUITE 200 BETHESDA, MARYLAND 20814 1c. Alan S. Forman Nominees: 1b. Scott A. Estes 1a. Phyllis R. Caldwell 1e. W. Matthew Kelly 1d. Michael J. Glosserman 1h. William J. Mulrow 1i. D. Ellen Shuman 1f. Alisa M. Mall 1g. Carol A. Melton 2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement (“Say-on-Pay”). 3. To vote, on a non-binding advisory basis, on whether the Say-on-Pay vote should occur every 1, 2 or 3 years (“Say-on-Frequency”). 4. To approve an amendment to the Company’s 2017 Omnibus Share Plan, as amended, to increase the number of common shares available for issuance under the plan. 1j. Robert A. Stewart The Board of Trustees recommends you vote FOR proposal 2. The Board of Trustees recommends you vote FOR proposals 4 and 5. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 5. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect ten trustees to the Board of Trustees to serve until the 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualify. JBG SMITH PROPERTIES The Board of Trustees recommends you vote FOR the following: For Against Abstain The Board of Trustees recommends you vote 1 Year on the following proposal: 1 Year 2 Years 3 Years Abstain ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/JBGS2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 24, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V29446-P05208 JBG SMITH PROPERTIES Annual Meeting of Shareholders April 25, 2024 8:30 AM ET This proxy is solicited by the Board of Trustees The undersigned shareholder(s) hereby appoint(s) W. Matthew Kelly and Steven A. Museles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of JBG SMITH PROPERTIES that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Time, on April 25, 2024, virtually at www.virtualshareholdermeeting.com/JBGS2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.